                                                                   EXHIBIT 10.29

                               555 ANTON BOULEVARD

                                 LEASE AGREEMENT

                                     BETWEEN

                              AGL INVESTMENTS NO. 5

                              LIMITED PARTNERSHIP,

                                AS LANDLORD, AND

                               TICKETS.COM, INC.,

                                    AS TENANT

                                 LEASE AGREEMENT
                               555 ANTON BOULEVARD
                             COSTA MESA, CALIFORNIA

        THIS LEASE AGREEMENT ("Lease") is entered into as of the Date, and by and between the Landlord and Tenant, identified in Section 1.1 below.

        1. BASIC LEASE DEFINITIONS, EXHIBITS AND ADDITIONAL DEFINITIONS.

        1.1 BASIC LEASE DEFINITIONS. In this Lease, the following defined terms have the meanings indicated:

                (a) "Date" means July 23, 1999.

                (b) "Landlord" means AGL Investments No. 5 Limited Partnership, a Colorado limited partnership.

                (c) "Tenant" means Tickets.com, Inc., a Delaware corporation.

                (d) "Premises" means those premises consisting of the entire twelfth floor of the Building which contains approximately 20,128 rentable square feet, and those premises consisting of a portion of the eleventh floor of the Building which contains approximately 12,089 rentable square feet, for a total of approximately 32,217 rentable square feet as identified on Exhibit A. The Premises do not include any areas above the finished ceiling or below the finished floor covering installed in the Premises or any other areas not shown on Exhibit A as being part of the Premises. Landlord reserves, for Landlord's exclusive use (subject to the other terms and conditions of this Lease), any of the following (other than those installed for Tenant's exclusive use) that may be located in the Premises: janitor closets, stairways and stairwells; fan, mechanical, electrical, telephone and similar rooms; and elevator, pipe and other vertical shafts, flues and ducts.

                (e) "Use" means general office use only and related lawful uses, including training of employees and other personnel, computer or internet related technology development and telephone and internet sales and services.

                (f) "Term" means the duration, of this Lease, which will be approximately seventy-two (72) months, beginning on the "Commencement Date" (as defined in Exhibit B) and ending on the "Expiration Date" (as defined below) unless terminated earlier or extended further as provided in this Lease. The "Expiration Date" means (i) if the Commencement Date is the first day of a month, the date which is seventy-two (72) months from the date preceding the Commencement Date; or (ii) if the Commencement Date is not the first day of a month, the date which is seventy-two (72) months from the last day of the month in which the Commencement Date occurs. The Building and Premises were measured using the "Standard Method For Measuring For Area in Office Buildings (ANSI\BOMAZ65.1, 1996)". The determination of the total number of usable square feet within the Premises (i.e., 27,920) was done using a 15.39%

        "load factor". Tenant may, at its expense, have a qualified architect approved by Landlord verify said measurement and must notify Landlord of any objections thereto by no later than ninety (90) days after the Date of this Lease or any right to object is thereafter waived. If any such remeasurement results in the square footage of the Premises being less than or greater than the square footage set forth herein, then the Base Rent shall be retroactively, prospectively and proportionately increased or decreased, as the case may be, to reflect the actual number of square feet, and Tenant's Share (as hereinafter defined) shall also be appropriately adjusted.

                (g) "Base Rent" means the Rent payable according to Section 3. 1, which will be in an amount per month or portion thereof during the Term as follows (the Base Rent payable for the first month of the Term shall be paid by Tenant upon execution of this Lease):

                          Amount of Base Rent
                           Payable Per Month         Amount of Base Rent
      Months          (Per Rentable Square Foot)      Payable Per Month
      ------          --------------------------      -----------------
      1 - 12                     $2.05                   $66,044.85
      13 - 24                    $2.25                   $72,488.25
      25 - 48                    $2.50                   $80,542.50
      49 - 72                    $2.70                   $86,985.90

                (h) "Tenant's Share" means, with respect to the calculation of Additional Rent according to Section 3.2, 13.63%.

                (i) "Base Year" means the calendar year ending December 31, 1999.

                (j) "Security Deposit" means $86,985.90.

                (k) "Landlord's Building Address" means:

                                    555 Anton Boulevard
                                    Costa Mesa, CA 92626
                                    Attention:  Property Manager

                (l) "Landlord's General Address" means:

                                    Suite 1220 Independence Plaza
                                    1050 17th Street
                                    Denver, Colorado 80265
                                    Attention:  General Counsel

                (m) "Tenant's Notice Address" means,

                                    for notices given before the Commencement
                                    Date:

                                    4675 MacArthur Court
                                    Suite 1400
                                    Newport Beach, California 92626

                                    Attention: John Markovich

                                    with a copy to:

                                    Hewitt & McGuire, LLP
                                    19900 MacArthur Boulevard
                                    Suite 1050
                                    Irvine, California 92612
                                    Attention: Leasing Counsel

                                    and for notices given after the Commencement
                                    Date:

                                    To the Premises:
                                    Attention: John Markovich

                                    with a copy to:

                                    Hewitt & McGuire, LLP
                                    19900 MacArthur Boulevard
                                    Suite 1050
                                    Irvine, California 92612
                                    Attention: Leasing Counsel

                (n) "Tenant's Invoice Address" means:

                                    To the Premises
                                    Attention: John Markovich

                (o) "Brokers" means the following brokers who will be paid by
        Landlord: Tenant's broker is J.M. Commercial and Landlord's broker is Cushman Realty Corporation.

                (p) "Liability Insurance Amount" means $2,000,000.

        1.2 EXHIBITS AND RIDERS. The Exhibits and Riders listed below are attached to and incorporated in this Lease. In the event of any inconsistency between such Exhibits or Riders and the terms and provisions of this Lease, the terms and provisions of the Exhibits and Riders will control. The Exhibits to this Lease are:

                      Exhibit A     Plan Delineating the Premises
                      Exhibit A-1   Site Plan
                      Exhibit B     Possession and Leasehold Improvements Agreement
                      Exhibit C     Occupancy Estoppel Certificates
                      Exhibit D     Rules and Regulations

                      Exhibit E     Rider
                      Exhibit F     Helipad Access Agreement
                      Exhibit G     Cleaning Specifications
                      Exhibit H     Building Signage
                      Exhibit I     Tenant's Corporate Graphics & Logo
                      Exhibit J     Tenant's Competitors
                      Exhibit K     Assigned Parking Spaces

        1.3 ADDITIONAL DEFINITIONS. In addition to those terms defined in
Section 1.1 and other sections of this Lease, the following defined terms when used in this Lease have the meanings indicated:

                (a) "Additional Rent" means the Rent payable according to
        Section 3.2.

                (b) "Affiliates" of a party means that party's parent, subsidiary and affiliated corporations and its and their partners, venturers, directors, officers, shareholders, agents, servants and employees.

                (c) "Building" means the office building containing approximately 236,183 total rentable square feet located at 555 Anton Boulevard, Costa Mesa, CA 92626 ("Building"), together with the parking garage and other improvements commonly known as 555 Anton Boulevard, located on the Land and in which the Premises are located. The Land and Building are depicted on the site plan ("Site Plan") attached hereto as Exhibit A-1.

                (d) "Building Standard" means the scope and quality of leasehold improvements, Building systems or Building services, as the context may require, generally offered from time to time to all office tenants of the Building.

                (e) "Business Hours" means the hours from 8:00 a.m. to 6:00 p.m. on Monday through Friday and from 8:00 a.m. to 12:00 p.m. on Saturday, excluding New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving, and Christmas Day.

                (f) "Common Areas" means certain interior and exterior common and public areas located on the Land and in the Building as may be designated by Landlord for the nonexclusive use in common by Tenant, Landlord and other tenants, and their employees, guests, customers, agents and invitees, subject to rules and regulations established by Landlord.

                (g) "Expenses" means the aggregate of any and all costs (other than those expressly excluded below) incurred or accrued (any costs or expenses that are treated on an accrual or cash basis for the Base Year shall be treated consistently for each Comparison Year thereafter) during each calendar year according to generally accepted accounting principles consistently applied for operating, managing, administering, equipping, securing, protecting, insuring, heating, cooling, ventilating, lighting, repairing, replacing, renewing, cleaning, maintaining, decorating, inspecting, and providing water, sewer and other energy and utilities to, the Land, Building and

        Common Areas; management fees calculated; according to the management agreement between Landlord and its managing agent; fees and expenses (including reasonable attorneys' fees incurred in contesting the validity of any Laws that would cause an increase in Expenses; depreciation on personal property and moveable equipment which is or should be capitalized on Landlord's books; and costs (whether capital or not) that are incurred in order to conform to changes subsequent to the Commencement Date in any Laws, or that are intended to reduce Expenses or the rate of increase in Expenses (such costs will not be included in Expenses for the Base Year and will otherwise be charged to Expenses in annual installments over the useful life of the items for which such costs are incurred (in the case of items required by changes in Laws) or over the period Landlord reasonably estimates that it will take for the savings in Expenses achieved by such items to equal their cost (in the case of items intended to reduce Expenses or their rate of increase), and in either case together with interest, each calendar year such costs are charged to Expenses, on the unamortized balance at the average Prime Rate in effect during such calendar year). If any new, material categories or subcategories of Expenses are incurred in connection with the Land or Building after the Base Year, the cost of such new Expenses shall be imputed into and treated as if such costs were incurred in the Base Year. Conversely, if any material categories or subcategories of Expenses incurred in the Base Year are no longer included as Expenses in any calendar year after the Base Year, then for purposes of calculating Expenses for the Base Year under this Lease, such items shall be treated as if they were not paid as Expenses in the Base Year. Expenses will include any common area maintenance charges, taxes, assessments, fees and other costs payable by Landlord under any covenants, conditions and restrictions or association documents governing the Land or Building existing on the Commencement Date and not included as part of Taxes below. Expenses will not include (1) mortgage principal or interest; (2) ground lease payments; (3) leasing commissions; (4) costs of advertising space for lease in the Building; (5) costs for which Landlord is reimbursed by insurance proceeds or from tenants of the Building (other than such tenants' regular contributions to Expenses); (6) any depreciation or capital expenditures (except as expressly provided above); (7) legal fees incurred for negotiating leases or collecting rents; and (8) costs directly and solely related to the maintenance and operation of the entity that constitutes the Landlord, such as accounting fees incurred solely for the purpose of reporting Landlord's financial condition. For each calendar year during the Term including the Base Year, the amount by which those Expenses that vary with occupancy (such as cleaning costs and utilities) would have increased had the Building been 95% leased, completed, improved, operational and occupied and had all Building services been provided to all tenants will be reasonably determined and the amount of such increase will be included in Expenses for such calendar year.

                Notwithstanding anything in this Section 1.3(g) to the contrary, for purposes of this Lease, Expenses shall not include any of the following:

                        (i) costs incurred in connection with the original
                construction of the Land or Building or in connection with any major change in the Land or Building, such as adding or deleting floors;

                        (ii) costs of the design and construction of tenant
                improvements to the Premises or the premises of other tenants or other occupants and the amount of any allowances or credits paid to or granted to tenants or other occupants for any such design or construction;

                        (iii) marketing costs, legal fees (except as provided in
                this Section 1.3(g)), space planners' fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original development, subsequent improvement, or original or future leasing of the Land or Building;

                        (iv) any bad debt loss, rent loss, or reserves for bad
                debts or rent loss or any reserves of any kinds;

                        (v) costs associated with the operation of the business
                of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Land or Building, including partnership accounting and legal matters , costs of defending any lawsuits with any mortgagee (except in connection with the actions of Tenant), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Land or Building, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Building management, or between Landlord and other tenants or occupants;

                        (vi) the wages and benefits of any employee who does not
                devote substantially all of his or her employed time to the Land or Building unless such wages and benefits are prorated to reflect time spent on operating and managing the Land or Building, vis-a-vis time spent on matters unrelated to operating and managing the Land or Building; provided, that in no event shall Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Land or Building manager or Land or Building engineer;

                        (vii) late charges, penalties, liquidated damages, and
                interest;

                        (viii) any amount paid by Landlord to the parent
                organization or a subsidiary or affiliate of the Landlord for supplies and/or services in the Land or Building to the extent the same exceeds the costs of such supplies and/or services (of comparable quality) rendered by unaffiliated third parties on a competitive basis;

                        (ix) any compensation paid to clerks, attendants or
                other persons in commercial concessions operated by or on behalf of the Landlord, except to the extent such concessions specifically provide service to the tenants or other occupants of the Building such as the Building concierge;

                        (x) rentals and other related expenses incurred in
                leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Expenses as a capital cost under this Section 1.3(g), except equipment not affixed to the Land or Building which is used in providing janitorial, maintenance, repairs or similar services;

                        (xi) all items and services for which Tenant or any
                other tenant in the Land
                or Building reimburses Landlord, or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

                        (xii) electric power costs or costs for natural gas for
                which any tenant (including Tenant) directly contracts with a public service company, or any costs for electricity, water, heat, air conditioning or other utilities provided by Landlord to any tenant free of charge in excess of the costs for utilities offered by Landlord to Tenant free of charge;

                        (xiii) costs, other than those incurred in ordinary
                maintenance and repair, for sculpture, paintings, or other objects of art;

                        (xiv) fees and reimbursements payable to Landlord
                (including its parent organization, subsidiaries and/or affiliates) or by Landlord for management of the Land or Building which materially exceed the amount which would normally be paid to a company in connection with the management of comparable buildings in the vicinity of the Building;

                        (xv) rent for any office space occupied by Land or
                Building management personnel to the extent the size or rental rate of such office space materially exceeds the size of fair market rental value of office space occupied by management personnel of comparable buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable land or building;

                        (xvi) costs arising from the gross negligence or willful
                misconduct of Landlord or its Affiliates;

                        (xvii) costs incurred to comply with Laws in effect
                prior to the Commencement Date or to comply with Laws with respect to "Hazardous Material," as that term is defined in this Lease, which is in existence in the Building or on or under the Land prior to the Commencement Date; and costs incurred with respect to Hazardous Material, which Hazardous Material is brought into the Building or onto the Land after the Commencement Date by a party or parties other than Tenant or its agents, employees, contractors, licensees or invitees;

                        (xviii) costs arising from Landlord's charitable or
                political contributions;

                        (xix) any entertainment, dining or travel expenses for
                any purpose; any flowers, gifts, balloons, etc. provided to any entity whatsoever, including, but not limited to, Tenant, other tenants, occupants, employees, vendors, contractors, prospective tenants and agents;

                      (xx) the costs of any tenant relations parties, events or
               promotion not consented to by an authorized representative of Tenant in writing;

                        (xxi) amounts paid by Landlord in any calendar year as a
                result of damage caused by earthquakes which are in excess of the amount equal to One Hundred Thousand and 00/100 Dollars ($100,000) in excess of Landlord's insurance coverage;

                        (xxii) costs associated with any portions of the Common
                Areas dedicated to the exclusive use of others to the exclusion of Tenant; and

                        (xxiii) costs for which Landlord receives complete
                recovery from insurance proceeds or for which Landlord would have received complete recovery from insurance proceeds if Landlord had maintained the insurance required to be maintained by Landlord under this Lease and any insurance premium increases caused by any acts or omissions of other tenants leasing space in the Building.

        In the event any facilities, services or utilities used in connection with the Land or Building are provided from another building owned or operated by Landlord or vice versa, the costs incurred by Landlord in connection therewith shall be allocated to Expenses by Landlord on a reasonable equitable basis. Landlord shall (i) not make a profit by charging items to Expenses that are otherwise also charged separately to other tenants/occupants, and (ii) Landlord shall not collect Expenses from Tenant and all other tenants/occupants in the Building in an amount in excess of what Landlord incurred or accrued for the items included in Expenses. All assessments and premiums which are not specifically charged to Tenant due to Tenant's operations, which can be paid by Landlord in, installments, shall be paid by Landlord in the maximum number of installments permitted by law and shall not be included in Expenses except in the year in which the assessment or premium installment is actually paid.

                (h) "Land" means the real property located at 555 Anton Boulevard, Costa Mesa, California, less any portions that may be conveyed separately from the Building by Landlord from time to time.

                (i) "Laws" means any and all present or future federal, state or local laws, statutes, ordinances, rules, regulations or orders of any and all governmental or quasi-governmental authorities having jurisdiction.

                (j) "Prime Rate" means the rate of interest announced from time to time by Norwest Bank Colorado, N.A., Denver, or any successor to it, as its prime rate. If Norwest Bank Colorado, N.A., Denver or any successor to it ceases to announce a prime rate, Landlord will designate a reasonably comparable financial institution for purposes of determining the Prime Rate.

                (k) "Rent" means the Base Rent, Additional Rent and all other amounts required to be paid by Tenant under this Lease.

                (l) "Taxes" means the amount incurred or accrued during each calendar year according to generally accepted accounting principles for all property taxes which shall include, without limitation: (i) any form of tax or assessment, license fee, license tax, tax or excise on rent or any other levy, charge, expense, or imposition made or required by any federal, state, county, city, district, or other political subdivision on any interest of Landlord and/or Tenant in the Premises, the Building, or the Land including without limitation, the underlying real property and appurtenances, and the personal property used in operating the Building; (ii) any fee for services charged by any governmental agency or quasi-governmental agency for any services such as fire protection, street, sidewalk, and road maintenance, refuse collection, school systems, or other services provided, or formerly provided through real property taxes or assessments, to property owners and residents within the general area of the Building or Land; (iii) any governmental impositions allocable to or measured by the area of the Premises or the amount of any rent payable under this Lease, including, without limitation, any tax on gross receipts or any excise tax or other charges levied by any federal, state, county, city, district, or other governmental agency or political subdivision with respect to rent; (iv) any reasonable expenses incurred by Landlord in attempting to reduce or avoid an increase in Taxes, including, without limitation, reasonable legal fees and costs; and (v) any increase in any of the foregoing based upon construction of improvements on the Building or Land or changes in ownership (as defined in the California Revenue and Taxation Code) of the Building or Land. Taxes shall not include (a) taxes on the Landlord's net income including franchise taxes, inheritance, estate, gift taxes, any excess profits taxes, capital stock taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents or receipts), (b) any items included as Expenses, (c) any personal property or business tax items directly payable by Tenant under this Lease, and (d) real property taxes resulting from the creation of additional rentable area in the Building or assessed against tenant improvements constructed for other tenants in the Building to the extent the scope and cost of such tenant improvements ("Excessive Improvements") substantially exceed the scope and cost of tenant improvements constructed in connection with other leases entered into for space in the Building during the period commencing six (6) months prior to the substantial completion of the Excessive Improvements and ending six (6) months thereafter. The tax parcel as to which Taxes shall be included in Expenses shall contain no building other than the Building. For each calendar year during the Term (including the Base Year), Taxes shall be adjusted, on a basis consistent with generally accepted accounting and tax principles, to reflect Taxes for a ninety-five percent (95%) leased, completed, improved, operational and occupied Building. For purposes of calculating Expenses for the Base Year under this Lease, no future reduction in real property taxes applicable to the Base Year that Landlord may achieve through protest or otherwise shall be applied to reduce the total Expenses for the Base Year.

        2. GRANT OF LEASE.

        2.1 DEMISE. Subject to the terms, covenants, conditions and provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the nonexclusive right to use the Common Areas, for the Term.

        2.2 QUIET ENJOYMENT. Landlord covenants that during the Term, Tenant will have quiet and peaceable possession of the Premises by, through and under Landlord, subject to the terms, covenants, conditions and provisions of this Lease, and Landlord will not disturb such possession except as expressly provided in this Lease.

        2.3 LANDLORD AND TENANT COVENANTS. Landlord covenants to observe and perform all of the terms, covenants and conditions applicable to Landlord in this Lease. Tenant covenants to pay the Rent when due, and to observe and perform all of the terms, covenants and conditions applicable to Tenant in this Lease.

        3. RENT.

        3.1 BASE RENT. Commencing on the Commencement Date and then throughout the Term, Tenant agrees to pay Landlord Base Rent according to the following provisions. Base Rent during each month (or portion of a month) described in
Section 1.1(g) will be payable in equal monthly installments for such month (or portion), in advance, on or before the first day of each and every month during the Term. However, if the Term commences on other than the first day of a month or ends on other than the last day of a month, Base Rent for such month will be appropriately adjusted on a prorated basis.

        3.2 ADDITIONAL RENT. Commencing on the one (1) year anniversary of the date of Tenant's initial occupancy of the Premises in accordance with the terms of Exhibit B ("Initial Occupancy Date"), Tenant agrees to pay Landlord, as Additional Rent, in the manner provided below for each calendar year or portion thereof subsequent to the Initial Occupancy Date, Tenant's Share of (i) the amount by which Expenses for such calendar year or portion thereof exceed Expenses for the Base Year ("Additional Expenses"); and (ii) the amount by which Taxes for such calendar year or portion thereof exceed Taxes for the Base Year ("Additional Taxes").

                (a) Estimated Payments. Prior to or as soon as practicable after the beginning of each calendar year subsequent to the Base Year, Landlord will notify Tenant of Landlord's reasonable estimate of Tenant's Share of Additional Expenses and Additional Taxes for the ensuing calendar year. Landlord shall use commercially reasonable efforts to give Tenant such estimate not later than one hundred twenty
        (120) days following the end of the prior calendar year. Such statement shall be reasonably itemized on a line-item by line-item basis, and the estimated Additional Expenses and Additional Taxes shall be calculated by comparing the estimated Expenses and Taxes for the coming year to the amount of actual Expenses and actual Taxes for the Base Year. Commencing on the one (1) year anniversary of the Initial Occupancy Date and on or before the first day of each month thereafter during the ensuing calendar year but not sooner than twenty (20) days after receipt of the statement referenced above, Tenant will pay to Landlord, in advance, 1/12 of such estimated amounts, provided that until such notice is given with respect to the ensuing calendar year, Tenant will continue to pay on the basis of the prior calendar year's estimate until the month after the month in which such notice is given. In the month Tenant first pays based on Landlord's new estimate, Tenant will pay to Landlord 1/12 of the difference between the new estimate and the prior year's estimate for each month which has elapsed since the beginning of the current calendar year or the Initial Occupancy Date, as applicable. If at any time or times it reasonably appears to Landlord that Tenant's Share of Additional Expenses or Tenant's Share of Additional Taxes for the then-current calendar year will vary from Landlord's estimate by more than 5%, Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year will be based upon the revised estimate.

                (b) Annual Settlement. As soon as practicable after the close of each calendar year subsequent to the Base Year, Landlord will deliver to Tenant its statement of Tenant's Share of Additional Expenses and Additional Taxes for such calendar year, in accordance with Section 3.2(a) above. If on the basis of such statement Tenant owes an amount that is less than the estimated payments previously made by Tenant for such calendar year, Landlord will either refund such excess amount to Tenant or credit such excess amount against the next payment(s), if any, due from Tenant to Landlord. If on the basis of such statement Tenant owes an amount that is more than the estimated payments previously made by Tenant for such calendar year, Tenant will pay the deficiency to Landlord within 30 days after the delivery of such statement; provided, however, that Tenant shall not be required to make such payment if such statement is not delivered to Tenant within eighteen (18) months after the end of the calendar year as to which such statement relates. If this Lease commences on a day other than the first day of a calendar year or terminates on a day other than the last day of a calendar year, Tenant's Share of Additional Expenses and Additional Taxes applicable to the calendar year in which such commencement or termination occurs will be prorated on the basis of the number of days within such calendar year that are within the Term.

                (c) Final Payment. Tenant's obligation to pay the Additional Rent provided for in this Section 3.2 which is accrued but not paid for periods prior to the expiration or early termination of the Term will survive such expiration or early termination. Prior to or as soon as practicable after the expiration or early termination of the Term, Landlord may submit an invoice to Tenant stating Landlord's reasonable estimate of the amount by which Tenant's Share of Additional Expenses and Additional Taxes through the date of such expiration or early termination will exceed Tenant's estimated payments of Additional Rent for the calendar year in which such expiration or termination has occurred or will occur. Tenant will pay the amount of any such excess to Landlord within 30 days after the date of Landlord's invoice. In the event that Tenant is entitled to a refund pursuant to this Section 3.2, Landlord's obligation to refund any such amounts shall survive termination or expiration of the Term.

                (d) Audit Rights. Notwithstanding the foregoing, if Tenant in good faith desires to conduct a review of the amount due as Tenant's Share of Additional Expenses, Tenant and/or its agents and representatives shall be entitled one time in any calendar year, after reasonable notice and at reasonable times (but in no event later than one (1) year after receiving any Annual Statement), to conduct a reasonable audit and/or review of Landlord's records to determine the proper amount of Tenant's Share. Should the audit of Landlord's books and records show errors in excess of five percent (5%) of the proper amount of Tenant's Share of Additional Expenses, then Landlord shall be responsible for the payment of all reasonable, actual and documented fees incurred by Tenant with respect to the audit. In addition, if the audit shows that Landlord overcharged Tenant for Tenant's Share of Additional Expenses, the amount of such overcharge shall be reimbursed to Tenant within thirty (30) days from the conclusion of the audit. Conversely, if the audit shows that Landlord undercharged Tenant for Tenant's Share of Additional Expenses, Tenant shall pay all expenses and fees for the audit and shall pay the amount of such underpayment to Landlord within thirty (30) days after the conclusion of the audit.

        3.3 OTHER TAXES. Tenant will reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes and taxes included in Taxes) whether or not now customary or within the contemplation of Landlord and
Tenant: (a) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises; (b) upon or measured by Rent; (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Premises; and (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it is not lawful for Tenant to reimburse Landlord, the Base Rent payable to Landlord under this Lease will be revised to yield to Landlord the same net rental after the imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.

        3.4 TERMS OF PAYMENT. All Base Rent, Additional Rent and other Rent will be paid to Landlord in lawful money of the United States of America, at Landlord's Building Address or to such other person or at such other place as Landlord may from time to time designate in writing, without notice or demand and without right of deduction, abatement or set-off, except as otherwise expressly provided in this Lease.

        3.5 INTEREST ON LATE PAYMENTS, LATE CHARGE. Tenant hereby acknowledges that the late payment by Tenant to Landlord of any amount payable under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. All amounts payable under this Lease by Tenant to Landlord, if not paid when due (after any applicable cure periods set forth in this Lease), will bear interest from the date thirty (30) days after the due date until paid at the lesser of the highest interest rate permitted by law or 5% in excess of the then-current Prime Rate. Landlord, at Landlord's option, in addition to past due interest, may charge Tenant a late charge for all payments more than five (5) days past due (after any applicable cure periods set forth in this Lease), equal to 3% of the amount of said late payment. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

        3.6 RIGHT TO ACCEPT PAYMENTS. No receipt by Landlord of an amount less than Tenant's full amount due will be deemed to be other than payment "on account", nor will any endorsement or statement on any check or any accompanying letter effect or evidence an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any right of Landlord. No payments by Tenant to Landlord after the expiration or other termination of the Term, or after the giving of any notice (other than a demand for payment of money) by Landlord to Tenant, will reinstate, continue or extend the Term or make ineffective any notice given to Tenant prior to such payment. After notice or commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of Rent due under this Lease, and such receipt will not void any notice or in any manner affect any pending suit or any judgment obtained.

        4. USE AND OCCUPANCY.

        4.1 USE. Tenant agrees to use and occupy the Premises only for the Use described in Section 1.1(e), or for such other purpose as Landlord expressly authorizes in writing. Tenant's use of the Premises may, at its option, include a lunch and/or dining facility of an ancillary nature comparable to other facilities of office tenants in comparable buildings in the vicinity of the Building.

        4.2 COMPLIANCE. Tenant agrees to use the Premises in a safe, careful and proper manner, and to comply with all Laws applicable to Tenant's use, occupancy or alteration of the Premises or the condition of the Premises resulting from such use, occupancy or alteration, at Tenant's sole cost and expense. Tenant shall not have any obligations to make modifications and/or additions to the Building and/or Building systems unless and to the extent modifications and/or additions to the Building are part of the work to be performed in accordance with the Possession and Leasehold Improvements Agreement attached hereto as Exhibit B or are required because (i) Tenant uses the Premises for other than normal and customary business office operations, and/or (ii) Tenant has made any non-Building standard improvements to the Premises which are not otherwise ordinarily permitted by Landlord. Tenant shall also be responsible for (i) causing any future improvements or alterations by Tenant to the Premises to be done in compliance with ADA, and (ii) making any modifications required under ADA as a result of any changes in use by Tenant or changes in laws applicable to Tenant's business, all at Tenant's sole cost and expense. However, after the Commencement Date, any costs incurred in connection with any new laws enacted in connection with ADA or any similar laws or regulations, or as a result of any new or different interpretations of ADA as it currently exists, shall be paid by Landlord and treated as costs which will constitute Expenses under this Lease.

        4.3 OCCUPANCY. Tenant will not do or permit anything which unreasonably obstructs or interferes with other tenants' rights or with Landlord's providing Building services, or which injures or unreasonably annoys other tenants. Tenant will not cause, maintain or permit any nuisance in or about the Premises and will keep the Premises free of debris, and anything of a dangerous, noxious, toxic or offensive nature or which could create a fire hazard or undue vibration, heat or noise. If any item of equipment, building material or other property brought into the Building by Tenant or on Tenant's request causes a dangerous, noxious, toxic or offensive effect (including an environmental effect) and in Landlord's reasonable opinion such effect will not be permanent but will only be temporary and is able to be eliminated, then Tenant will not be required to remove such item, provided that Tenant promptly and diligently causes such effect to be eliminated, pays for all costs of elimination and indemnifies Landlord against all liabilities arising from such effect. Tenant will not make or permit any use of the Premises which may jeopardize any insurance coverage, increase the cost of insurance or require additional insurance coverage. If by reason of Tenant's failure to comply with the provisions of this Section 4.3, (a) any insurance coverage is jeopardized, then Landlord will have the option, after providing Tenant with no less than fifteen
(15) days prior written notice and an opportunity to cure such failure within said fifteen (15) day period, to terminate this Lease; or (b) insurance premiums are increased, then Landlord may require Tenant to immediately pay Landlord as Rent the amount of the increase in insurance premiums.

        4.4 HAZARDOUS MATERIAL.

                (a) The term "Hazardous Material" as used in this Lease means any product, substance, chemical, material, or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release, or effect, either by itself or in combination with other materials expected to be owned or about the Premises is either: (i) potentially injurious to the public health, safety, or welfare, the environment, or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Landlord to any governmental agency or third party under applicable statute or common law theory. Hazardous Material shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil, or any products, by-products or fractions thereof, asbestos, chlorofluorocarbons, polychlorinated biphenyls (PCBs) and formaldehyde. Hazardous Materials shall not include, and Tenant shall have the right, without obtaining prior written consent of Landlord, to utilize within the Premises reasonable quantities of standard office products that may contain Hazardous Materials (such as, but not limited to, photocopy toner, commercially acceptable and available office cleaning supplies and lubricants, "White Out", and the like), provided such products are kept, stored, and disposed of in compliance with all Applicable Environmental Laws. Tenant shall not bring, place, hold, treat, or dispose of any Hazardous Material on, under, or about the Premises, the Building, or the Land. Tenant shall not cause or allow any Hazardous Material to be incorporated into any improvements or alterations which it makes or causes to be made to the Premises. Tenant's liability under this Section 4.4(a) shall extend to any and all such Hazardous Material whether or not such substance was defined, recognized, or known or suspected of being hazardous, toxic, dangerous, or wasteful, at the time of any act or omission giving rise to Tenant's liability.

                (b) Tenant shall promptly comply with the requirements of
        Section 25359.7(b) of the California Health and Safety Code and/or any successor or similar statute. Accordingly, if Tenant knows, or has reasonable cause to believe, that Hazardous Materials, or a condition involving or resulting from same, has come to be located in, on, under, or about the Premises, other than as previously consented to by Landlord, Tenant shall immediately give written notice of such fact to Landlord. Tenant shall also immediately give Landlord a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge off, or exposure to, any Hazardous Materials, or contamination in, on, under, or about the Premises. Should Tenant fail to so notify Landlord, Landlord shall have all rights and remedies provided for such a failure by such Section 25359.7(b) in addition to all other rights and remedies which Landlord may have under this Lease or otherwise. Additionally, Tenant shall immediately notify Landlord in writing of (i) any enforcement, clean-up, removal, or other governmental action instituted, completed, or threatened with regard to Hazardous Materials involving the Premises, the Building, or the Land, (ii) any claim made or threatened by any person against Tenant, Landlord, the Premises, the Building, or the Land related to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from any Hazardous Materials, (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials at or removed from the Premises, the Building, or the Land, including any complaints, notices, warnings, or assertions of any violation in connection therewith, (iv) any spill, release, discharge, or disposal of Hazardous Materials that occurs with respect to the Premises or Tenant's operations, including, without limitation, those that would constitute a violation of California Health and Safety Code Section 25249.5 or any other Applicable Environmental Law (defined hereafter); and (v) Tenant's discovery of any occurrence or condition on, under, or about the Premises, the Building, or the Land or any real property adjoining or in the vicinity of the Building or Land or any part thereof causing or possibly causing the Building or Land or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability, or use under any Applicable Environmental Law, including, without limitation, Tenant's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Building or Land that could cause the Building or Land or any part thereof to be classified as "border-zone property" under the provisions of California Health and Safety Code Sections 25220 et seq. or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability, or use of the Building or Land, or any part thereof under any Applicable Environmental Law.

                (c) Tenant shall immediately abate any Hazardous Material brought, placed, or leaked onto, or under, the Premises allowed or caused by Tenant or its Affiliates during the Term of the Lease. Additionally, to the extent Tenant brings, places, holds, treats, disposes of, or utilizes any chlorofluorocarbons on or about the Premises, Tenant shall remove all such chlorofluorocarbons prior to, or upon, termination of the Lease, regardless of whether such chlorofluorocarbons are then defined, recognized, known or supposed to be Hazardous Materials. Tenant, however, shall not take any remedial action related to Hazardous Materials located in or about the Premises, the Building, or the Land and shall not enter into a settlement, consent decree, or compromise in response to any claim related to Hazardous Materials, without first notifying Landlord in writing of Tenant's proposed action and affording Landlord a reasonable opportunity to appear, intervene, or otherwise participate in any discussion or proceeding for the purposes of protecting Landlord's interest in the Premises, the Building, and the Land.

                (d) In addition to any other indemnity contained in this Lease, Tenant hereby shall protect, defend, indemnify, and hold Landlord, its agents, employees, lenders, and ground lessor, if any, and the Premises, harmless from and against any and all losses, liabilities, general, special, consequential and/or incidental damages, injuries, costs, expenses, claims of any and every kind whatsoever (including, without limitation, court costs, attorneys' fees, damages to any person, the Premises, the Building, the Land, or any other property or loss of rents) which at any time or from time to time may be paid, incurred, or suffered by or asserted against Landlord with respect to, or as a direct or indirect result of: (a) breach by Tenant of any of the covenants set forth in this Article, and/or (b) to the extent caused or allowed by Tenant, or any agent, employee, contractor, invitee, or licensee of Tenant, the presence on, under, or the escape, seepage, leakage, spillage, discharge, emission, release from, onto, or into the Premises, the Building, the Land, any land, the atmosphere, or any watercourse, body of water, or ground water, of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses, or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), any so-called "Superfund" or "Superlien" law, the Resource Conservation and Recovery Act of 1980 (42 U.S.C. Sections 6901 et seq.), the Federal Water Pollution Control
        Act (33 U.S.C. Sections 1251 et seq.), the

        Safe Drinking Water Act (42 U.S.C. Sections 300f et seq.), the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.), the Clean Air Act (42 U.S.C. Sections 7401 et seq.), California Health & Safety Code Sections 25100 et seq. and Sections 39000 et seq., the California Safe Drinking Water & Toxic Enforcement Act of 1986 (California Health & Safety Code Sections 25249.5 et seq.), the Porter-Cologne Water Quality Control Act (California Water Code Sections 13000 et seq.), any and all amendments and recodifications of the foregoing statutes, or any other federal, state, local, or other statute, law, ordinance, code, rule, regulation, permit, order, or decree regulating, relating to or imposing liability or standards of conduct concerning Hazardous Materials; all of the foregoing shall collectively be referred to as "Applicable Environmental Laws". The undertaking and indemnification set forth in this Section shall survive the termination of this Lease and shall continue to be the personal liability and obligation of Tenant.

                (e) Notwithstanding the foregoing prohibition against the location of Hazardous Materials on or about the Premises, the Building, or the Land, if Tenant or its agents, employees, or contractors cause any Hazardous Materials to be located on or about the Premises, the Building, or the Land, then Tenant shall obtain insurance or other means of financial capability satisfactory to Landlord (in its sole discretion) to assure compliance with the indemnity and other obligations of Tenant related to Hazardous Materials set forth in this Lease or otherwise now or in the future required by law; such insurance or other means of financial capability shall be on such forms, in such amounts and with such persons as from time to time required by Landlord, and otherwise be satisfactory to Landlord (in its sole discretion).

                (f) Landlord and Landlord's lender(s) shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times subject to Tenant's reasonable security and confidentiality requirements (and, at Tenant's election, accompanied by a representative of Tenant), for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and with all Applicable Environmental Laws, and to employ experts and/or consultants in connection therewith and/or to advise Landlord with respect to Tenant's activities including but not limited to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Materials from the Premises. Any such entry into the Premises shall be performed in a manner so as not to unreasonably interfere with Tenant's use of, or ingress or egress to, the Premises and shall be performed after Building Hours if reasonably practical. The costs and expenses of such inspection shall be paid by the party requesting same, unless a Default of this Lease, violation of Applicable Environmental Law, or a contamination, caused or contributed to by Tenant is found to exist or be imminent, or unless the inspection is required or ordered by governmental authority as the result of any such existing or imminent violation or contamination. In any such case, Tenant shall upon request reimburse Landlord or Landlord's lender(s), as the case may be, for the costs and expenses of such inspections.

                (g) Landlord shall protect, defend, indemnify, and hold Tenant, its directors, officers, partners, venturers, members, agents and employees harmless from and against any and all losses, liabilities, injuries, costs, expenses, claims of any and every kind whatsoever (including, without limitation, court costs and attorneys' fees, but excluding consequential or punitive damages) which at any time or from time to time may be paid, incurred, or suffered by or asserted against Tenant, with respect to the presence in the Premises or other portions of the

        Building of any Hazardous Material but only to the extent such Hazardous Material were installed or deposited in such locations by Landlord, or any agent, employee, or contractor of Landlord.

        5. SERVICES AND UTILITIES.

        5.1 LANDLORD'S STANDARD SERVICES. During the Term, Landlord will operate and maintain the Land and Building in compliance with all applicable Laws and according to those standards from time to time prevailing for comparable office buildings in the vicinity in which the Building is located. Landlord will provide the following services on all days (unless otherwise stated below) during the Term according to such standards, the costs of which will be included in Expenses to the extent provided in (and not otherwise excluded by) Section 1.3(g):

                (a) repair, maintenance and replacement of the Common Areas, all structural elements of the Building and all general mechanical, plumbing and electrical systems installed in the Building, but excluding those portions of any mechanical, plumbing or electrical systems that exceed Building Standard and exclusively serve the Premises and are installed by or on behalf of Tenant (including the Tenant Improvements). Landlord shall maintain in good order and repair the structural portions of the Building, including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, parking areas, landscaping, exterior project signage, stairwells, elevator cabs, plazas, art work, sculptures, men's and women's washrooms, Building mechanical, electrical and telephone closets, and all common and public areas (collectively, the "Building Structure") and the base Building mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems which were not constructed by Tenant (collectively, the "Building Systems");

                (b) heating, ventilating and air conditioning for the Premises and interior Common Areas during Business Hours, at temperatures and in amounts as may be reasonably required for comfortable use and occupancy under normal business office operations with "Customary Office Equipment" (as used in this Lease, "Customary Office Equipment" includes typewriters, calculators, copiers, file servers, fax machines, coffee machines, dishwashers, microwaves, refrigerators, dictation recorders, desk top personal computers and printers and similar devices and equipment; but will not include any machines, devices or equipment that adversely affect the temperature otherwise maintained in the Premises or that require a voltage other than 120 volts (other than photocopy machines which may require 220 volts), single phase, such as, e.g., data processing or heavy-duty computer or reproduction equipment);

                (c) electricity for lighting and operating Customary Office Equipment in the Premises in an amount not to exceed an average of 4.5 kilowatts per usable square foot of the Premises multiplied by the Building Hours on a monthly basis (not including the electricity required to run the Building HVAC system);

                (d) water for small kitchens, washrooms and drinking fountains;

                (e) janitorial services to the Premises and Common Areas. The janitorial services to the Premises shall be in material conformance with the specifications attached hereto as Exhibit

        G, and shall include periodic window washing services in a manner consistent with other comparable buildings in the vicinity of the Building. Notwithstanding the foregoing, if Tenant desires to provide janitorial services which are in addition to the services provided by Landlord ("Tenant's Janitors"), then to the extent that Tenant's Janitors do not unreasonably interfere with the janitorial services provided by Landlord for the Building, Landlord shall permit Tenant's Janitors reasonable ingress and egress to the Premises; provided that if Tenant elects to use Tenant's Janitors there shall be no offset from Expenses for janitorial costs;

                (f) passenger elevators for access to and from the floor(s) on which the Premises are located, at least one of which, subject to events beyond Landlord's reasonable control, shall be available at all times after Building Hours to provide service to the Premises. Landlord shall not reduce the number of elevators existing in the Building as of the Commencement Date. In addition, Landlord shall provide nonexclusive freight elevator service at all times, subject to scheduling by Landlord and free of direct charge to Tenant. Landlord shall provide Tenant with exclusive freight elevator service as reasonably necessary, subject to availability and reasonable scheduling by Landlord, in connection with Tenant's move-in to the Premises;

                (g) toilet facilities, including necessary washroom supplies sufficient for Tenant's normal use;

                (h) electric lighting for all Common Areas that require electric light during the day or are open at night, including replacement of tubes and ballasts in lighting fixtures;

                (i) replacement of tubes and ballasts in those Building Standard lighting fixtures installed in the Premises; and

                (j) reasonable security services for the Building and in the Building parking facility seven (7) days per week, twenty-four (24) hours per day, including a card-reader system for the Building.

        5.2 ADDITIONAL SERVICES.

                (a) If Tenant requires heating, ventilating or air conditioning for the Premises during hours other than Business Hours, Landlord will furnish the same for the hours specified in a request from Tenant, provided the request is made during Business Hours and in the manner reasonably designated by Landlord for such requests from time to time and no later than noon on any non-holiday weekday during which Tenant requests after-hours service for that day, or no later than noon on the preceding non-holiday business day if the additional service is required for any weekend day. Tenant will pay for such additional services at the actual cost to Landlord. For purposes of this Section, "actual cost" shall mean the actual direct out-of-pocket cost incurred by Landlord to supply the utility or item in question, without charge for depreciation, profit, overhead or administration. When determining the actual cost of Tenant's after hours HVAC usage pursuant to the terms of this Section, Landlord agrees that it shall use the monthly average rate paid by Landlord for the prior twelve (12) month period. The minimum time period for after hours HVAC usage shall not exceed one (1) hour.

                (b) If Tenant requires electric current, water or any other energy at times or in amounts in excess of those provided by Landlord according to Section 5.1, such excess electric, water or other energy requirements will be supplied only with Landlord's consent, which consent will not be unreasonably withheld. If Landlord grants such consent, Tenant will pay all actual costs of meter service and installation of facilities or professional services necessary to measure and/or furnish the excess requirements and the entire actual cost of such additional electricity, water or other energy so required, which actual costs will be determined and charged to Tenant (i) by metering at applicable rates, where meters exist or are installed at Landlord's direction, including all service and meter installation and/or reading charges; and/or (ii) by use and engineering surveys identifying all actual costs relating to consumption of such additional electricity, water or other energy (including, without limitation, survey costs, labor, and utility rates). For purposes of this Section 5.2(b), from time to time during the Term, Landlord may enter the Premises to install, maintain, replace or read meters for such excess requirements and/or to evaluate Tenant's consumption of and demand for them.

                (c) If Tenant installs any machines, equipment or devices in the Premises that do not constitute Customary Office Equipment and such machines, equipment or devices cause the temperature in any part of the Premises to materially and adversely exceed the temperature the Building's mechanical system would be able to maintain in the Premises were it not for such machines, equipment or devices as determined by Landlord in its sole discretion, then Landlord reserves the right, after notice to Tenant and Tenant's failure to cure same within a reasonable time, to install supplementary air conditioning units in the Premises, and Tenant will pay Landlord the actual costs of installing, operating and maintaining such supplementary units.

                (d) If Tenant requires any janitorial or cleaning services in excess of the amounts provided by Landlord according to Section 5.1 (such as cleaning services beyond normal office janitorial services for kitchens, computer rooms or other special use areas), Landlord will provide such excess services to Tenant within a reasonable period after Tenant's request made to Landlord's Building manager ("Property Manager"), provided that such excess services are available from Landlord's regular janitorial or cleaning contractor. Tenant will pay the actual cost of such excess services. Landlord will also provide, within a reasonable period after Tenant's request made to the Property Manager, at Tenant's cost and to the extent available to Landlord, replacement of bulbs, tubes or ballasts in any non-Building Standard lighting fixtures in the Premises.

                (e) Tenant will pay as Rent, within thirty (30) days after the date of Landlord's invoice, all costs which may become payable by Tenant to Landlord under this Section 5.2.

        5.3 INTERRUPTION OF SERVICES. If any of the services provided for in this Section 5 are interrupted or stopped, Landlord will use commercially reasonable due diligence to resume the service; provided, however, no irregularity or stoppage of any of these services will create any liability for Landlord (including, without limitation, any liability for damages to Tenant's personal property caused by any such irregularity or stoppage), constitute an actual or constructive eviction or, except as expressly provided below, cause any abatement of the Rent payable under this Lease or in any manner or for any purpose relieve Tenant from any of its obligations under this Lease. If any of the services required to be provided by Landlord under this Section 5 are not provided, or if any repair, maintenance or alteration performed by Landlord, or which Landlord fails to perform as required by this Lease, materially and adversely interferes with Tenant's use of or ingress to or egress from the Building, Premises or the parking areas, and such failure or interference with Tenant's use or ingress or egress continues for a period in excess of 60 hours after notice of such failure or interference from Tenant to Landlord, and if such failure or interference should render all or any portion of the Premises untenantable, then commencing upon the expiration of such 60-hour period, Tenant's Rent will equitably abate in proportion to the portion of the Premises so rendered untenantable for so long as such failure or interference continues. Tenant hereby waives the provisions of Sections 1932, 1933(4) and 1942 of the Civil Code of California or any similar or successor statutes to the fullest extent permitted by law, and Tenant acknowledges that, except as specifically provided herein, in the event Landlord fails to make a repair or perform maintenance, Tenant's sole remedy for such breach by Landlord shall be an action for damages or equitable relief, and that Tenant shall not be entitled to terminate this Lease, withhold rent, or make any repair and deduct the cost of repair from rent payable under this Lease; provided, that if the entire Premises are rendered untenantable for 180 consecutive days, then Tenant shall have the right to terminate this Lease upon 30 days prior written notice to Landlord; provided further, however, that such termination right shall be void if within said 30 day period Landlord restores such services and Tenant is able to conduct its business in the Premises in substantially the same manner as it had done prior to the interruption.

        6. REPAIRS.

        6.1 REPAIRS WITHIN THE PREMISES. Subject to the terms of Sections 4, 5, 10 and 12, and except to the extent Landlord is required or elects to perform or pay for certain maintenance or repairs according to those sections, Tenant will, at Tenant's own expense: (a) at all times during the Term, maintain the Premises, all fixtures and equipment in the Premises and those portions of any mechanical, plumbing or electrical systems that exceed Building Standard and exclusively serve the Premises and are installed by or on behalf of Tenant (including the Tenant Improvements) in good order and repair and in a condition that complies with all applicable Laws; and (b) promptly and adequately repair all damage to the Premises and replace or repair all of such fixtures, equipment and portions of the mechanical, plumbing or electrical systems that are damaged or broken, all under the supervision and subject to the prior reasonable approval of Landlord. All work done by Tenant or its contractors (which contractors will be subject to Landlord's reasonable approval) will be done in a first-class workmanlike manner using only grades of materials at least equal in quality to Building Standard materials and will comply with all insurance requirements and all applicable Laws. Tenant shall not place any object or series of objects on the floors of the Premises in such a manner as to exceed the load capacity of the floors on a per square foot basis as determined by any architect, engineer, or other consultant of Landlord, or as otherwise limited by any applicable Laws.

        6.2 FAILURE TO MAINTAIN PREMISES. If Tenant fails to perform any of its obligations under Section 6.1, then Landlord may, after the applicable cure period under this Lease (unless such failure poses an emergency or threatens imminent harm to the property or rights of other tenants in the Building, in which case no cure period shall be applicable), perform such obligations and Tenant will pay as Rent to Landlord the cost of such performance, including an amount sufficient to reimburse Landlord for overhead and supervision, within thirty (30) days after the date of Landlord's invoice. For purposes of performing such obligations, or to inspect the Premises, Landlord may, subject to Tenant's reasonable security and confidentiality requirements, enter the Premises upon not less than 24 hours' prior notice to Tenant (except in cases of actual or suspected emergency, in which case no prior notice will be required) without liability to Tenant for any loss or damage incurred as a result of such entry, provided that Landlord will take reasonable steps in connection with such entry to minimize any disruption to Tenant's business or its use of the Premises. Entry by Landlord to pursue repair, maintenance, or correction performed in accordance with the foregoing shall not be deemed an actual or constructive eviction and shall not entitle Tenant to any abatement or reduction of Rent. All work done during the course of any such entry must be done by Landlord in good and workmanlike manner and with due diligence so as to result in minimal interference with Tenant's ability to use the Premises as contemplated by this Lease. No work shall result in a permanent and material reduction of the rentable square feet within the Premises. After completion of any such work, Landlord shall restore the Premises as closely as possible to the condition existing immediately prior to the commencement of such work.

        6.3 NOTICE OF DAMAGE. Tenant will notify Landlord promptly after Tenant learns of (a) any fire or other casualty in the Premises; (b) any damage to or defect in the Premises, including the fixtures and equipment in the Premises, for the repair of which Landlord might be responsible; and (c) any damage to or defect in any parts or appurtenances of the Building's sanitary, electrical, heating, air conditioning, elevator or other systems located in or passing through the Premises.

        7. ALTERATIONS.

        7.1 ALTERATIONS BY TENANT. Tenant may, from time to time, at its own expense make changes, additions and improvements to the Premises to better adapt the same to its business, provided that any such change, addition or improvement will (a) comply with all applicable Laws; (b) be made only with the prior written consent of Landlord, which consent will not be unreasonably withheld;
(c) equal or exceed Building Standard; and (d) be carried out only by persons selected by Tenant and approved in writing by Landlord, who will if reasonably required by Landlord deliver to Landlord before commencement of the work performance and payment bonds. Tenant will maintain, or will cause the persons performing any such work to maintain, worker's compensation insurance and public liability and property damage insurance (with Landlord named as an additional insured), in amounts, with companies and in a form reasonably satisfactory to Landlord, which insurance will remain in effect during the entire period in which the work will be carried out. If requested by Landlord, Tenant will deliver to Landlord proof of all such insurance. Tenant will promptly pay, when due, the cost of all such work and, upon completion, Tenant will deliver to Landlord, to the extent not previously received by Landlord, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. Tenant will also pay any increase in property taxes on, or fire or casualty insurance premiums for, the Building attributable to such change, addition or improvement and the cost of any modifications to the Building outside the Premises that are required to be made in order to make the change, addition or improvement to the Premises. Tenant, at its expense, will have promptly prepared and submitted to Landlord reproducible as-built plans of any such change, addition or improvement upon its completion. All changes, additions and improvements to the Premises, whether temporary or permanent in character, made or paid for by Landlord will, without compensation to Tenant, become Landlord's property upon installation. All changes, additions and improvements to the Premises, whether temporary or permanent in character, made or paid for by Tenant (without using Landlord's Allowance) will, without compensation to Tenant, become Landlord's property upon expiration or earlier termination of this

Lease. If at the time Landlord consents to their installation, Landlord requests or approves the removal by Tenant of any such changes, additions or improvements upon termination of this Lease, Tenant will remove the same upon termination of this Lease as provided in Section 15.1. All other changes, additions and improvements will remain Landlord's property upon termination of this Lease and will be relinquished to Landlord in good condition, ordinary wear and tear excepted. Tenant shall have the right, without Landlord's consent, to make strictly cosmetic, non-structural additions and alterations ("Cosmetic Alterations") to the Premises that do not (i) affect the exterior appearance of the Building or (ii) affect the Building Systems or the Building Structure, provided that the aggregate cost for such additions and alterations do not exceed $20,000 in any calendar year.

        7.2 ALTERATIONS BY LANDLORD. Landlord may from time to time make repairs, changes, additions and improvements to the Building, Common Areas and those Building systems necessary to provide the services described in Section 5, and for such purposes, Landlord may enter the Premises upon not less than 24 hours' prior notice to Tenant (except in cases of actual or suspected emergency, in which case no prior notice will be required) without liability to Tenant for any loss or damage incurred as a result of such entry, provided that in doing so Landlord will not disturb or interfere with Tenant's use of the Premises and operation of its business any more than is reasonably necessary in the circumstances and will repair any damage to the Premises caused by such entry. No permanent change, addition or improvement made by Landlord will materially impair access to the Premises. Landlord's rights of entry under this Section shall be subject to the same restrictions and limitations as set forth in
Section 6.2.

        8. LIENS. Tenant agrees to pay before delinquency all costs for work, services or materials furnished to Tenant for the Premises, the nonpayment of which could result in any lien against the Land or Building. Tenant will keep title to the Land and Building free and clear of any such lien. Tenant will immediately notify Landlord of the filing of any such lien or any pending claims or proceedings relating to any such lien and will protect, defend, indemnify and hold Landlord harmless from and against all loss, damages and expenses (including reasonable attorneys' fees) suffered or incurred by Landlord as a result of such lien, claims and proceedings. In case any such lien attaches, Tenant agrees to cause it to be immediately released and removed of record (failing which Landlord may do so at Tenant's sole expense), unless Tenant has a good faith dispute as to such lien in which case Tenant may contest such lien by appropriate proceedings so long as Tenant deposits with Landlord a bond or other security in an amount reasonably acceptable to Landlord which may be used by Landlord to release such lien if Tenant's contest is abandoned or is unsuccessful. Upon final determination of any permitted contest, Tenant will immediately pay any judgment rendered and cause the lien to be released.

        9. INSURANCE.

        9.1 LANDLORD'S INSURANCE. During the Term, Landlord will provide and keep in force the following insurance:

                (a) comprehensive or commercial general liability insurance relating to Landlord's operation of the Building, including coverage for personal and bodily injury and death, and damage to others' property;

                (b) "all risk" (full replacement cost) property insurance relating to the Building (but excluding Tenant's fixtures, furnishings, equipment, personal property, documents, files and work products and all leasehold improvements in the Premises that were paid for by Tenant; for purposes of this Section 9.1(b) and Section 9.2(b) below, any leasehold improvements paid for with an allowance provided by Landlord, regardless of whether a portion of the Base Rent is intended to reimburse Landlord for such allowance, will be deemed paid for by Landlord);

                (c) loss of rental income insurance or loss of insurable gross profits commonly insured against by prudent landlords; and

                (d) such other insurance (including boiler and machinery insurance) as Landlord reasonably elects to obtain or any Building mortgagee requires.

Insurance effected by Landlord under this Section 9.1 will be in amounts which Landlord from time to time reasonably determines sufficient or any Building mortgagee requires; will be subject to such deductibles and exclusions as Landlord reasonably determines; and will otherwise be on such terms and conditions as Landlord from time to time reasonably determines sufficient.

        9.2 TENANT'S INSURANCE. During the Term, Tenant will provide and keep in force the following insurance:

                (a) comprehensive or commercial general liability insurance relating to Tenant's business (carried on, in or from the Premises) and Tenant's use and occupancy, for personal and bodily injury and death, and damage to others' property, with limits of not less than the Liability Insurance Amount for any one accident or occurrence;

                (b) "all risk" property insurance (including standard extended endorsement perils, leakage from fire protective devices and other water damage) relating to Tenant's fixtures, furnishings, equipment, inventory, stock-in-trade and all leasehold improvements in the Premises that were paid for by Tenant on a full replacement cost basis in amounts sufficient to prevent Tenant from becoming a coinsurer and subject only to such deductibles and exclusions as Landlord may reasonably approve; and

                (c) if any boiler or machinery is operated in the Premises, boiler and machinery insurance.

Landlord will be named as an additional insured in the policy described in
Section 9.2(a), which will include cross liability and severability of interests clauses and will be on an "occurrence" (and not a "claims made") form. Landlord will be named as a loss payee, as its interest may appear, in the policies described in Sections 9.2(b) and (c), and such policies will permit the release of Landlord from certain liability under Section 11.1. Tenant's insurance policies will otherwise be upon such terms and conditions as Landlord from time to time reasonably requires. Tenant will provide Landlord, on or before the Commencement Date and at least ten (10) days before the expiration date of expiring policies, with such copies of certificates, or other proofs, as may be reasonably required to establish Tenant's insurance coverage in effect, and each certificate shall provide that Landlord shall receive ten (10) days' prior written notice for cancellation for non-payment of premium and thirty (30) days' prior written notice for cancellation for non-renewal. If Tenant fails to insure or pay premiums, or to file satisfactory proof as required, Landlord may, upon a minimum of two (2) business days' notice, effect such insurance and recover from Tenant on demand any premiums paid.

        9.3 WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives any and all rights of recovery against the other (and against the officers, employees, and agents of the other party), for loss of or damage to such waiving party or its property or the property of others under its control, to the extent such loss or damage is covered by standard fire and extended coverage insurance policies or endorsements; provided, however, that this waiver does not apply to any rights that either party may have with respect to the insurance proceeds at the time of such loss or damage. Landlord and Tenant shall, in obtaining the policies of standard fire and extended coverage insurance which they are required to maintain under this Lease, give notice to their respective insurance carriers that the foregoing mutual waiver of subrogation is contained in this Lease; and Landlord and Tenant shall each obtain from its insurance carrier a consent to such waiver. If either Landlord or Tenant is unable to obtain the insurance described in this Section because it is determined to be generally unavailable in the insurance industry due to the waiver of subrogation set forth in this Section, then neither Landlord nor Tenant shall be obligated to comply with the provisions of this Section.

        10. DAMAGE OR DESTRUCTION.

        10.1 TERMINATION OPTIONS. If the Premises or the Building are damaged by fire or other casualty Landlord will, promptly after learning of such damage, notify Tenant in writing of the time necessary to repair or restore such damage, as estimated by an independent, competent architect, engineer or contractor selected by Landlord, which estimate shall be provided to Tenant within 30 days after the date of the casualty. Landlord's architect, engineer or contractor. If such estimate states that repair or restoration of all of such damage that was caused to the Premises or to any other portion of the Building necessary for Tenant's occupancy cannot be completed within 180 days from the date of such damage (or within 30 days from the date of such damage if such damage occurred within the last 12 months of the Term), then Tenant will have the option to terminate this Lease, unless such damage was caused by an act or omission of Tenant (in which event Tenant shall make the repairs using insurance proceeds, if any, paid pursuant to coverage to be maintained by Landlord, provided that any deductible and increases in premium costs associated with such damage shall be paid by Tenant). If such estimate states that repair or restoration of all of such damage that was caused to the Building cannot be completed within 180 days from the date of such damage, or if such damage occurred within the last 12 months of the Term and such estimate states that repair or restoration of all such damage that was caused to the Premises or to any other portion of the Building necessary for Tenant's occupancy cannot be completed within 30 days from the date of such damage, or if such damage is not insured against by the insurance policies required to be maintained by Landlord according to Section 9.1, then Landlord will have the option to terminate this Lease. Any option to terminate granted above must be exercised by written notice to the other party given within 10 days after Landlord delivers to Tenant the notice of estimated repair time. If either party exercises its option to terminate this Lease, the Term will expire and this Lease will terminate 10 days after notice of termination is delivered; provided, however, that Rent for the period commencing on the date of such damage until the date this Lease terminates will be reduced to the reasonable value of any use or occupation of the Premises by Tenant during such period and Landlord will be entitled to all proceeds of the insurance policy described in Section 9.2(b) applicable to any damaged leasehold improvements in the Premises. Landlord shall exercise its termination rights hereunder in good faith and may not terminate this Lease unless it elects not to commence rebuilding or reconstructing within one (1) year from the date of such damage and destruction.

        10.2 REPAIR OBLIGATIONS. If the Premises or the Building are damaged by fire or other casualty and neither party terminates this Lease according to
Section 10.1, then Landlord will repair and restore such damage with reasonable promptness, subject to delays for insurance adjustments and delays caused by matters beyond Landlord's control. Landlord will have no liability to Tenant and Tenant will not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the estimated time period, provided that Landlord promptly commences and diligently pursues such repairs and restoration to completion. In no event will Landlord be obligated to repair, restore or replace any of the property required to be insured by Tenant according to Section 9.2. Tenant agrees to repair, restore or replace, at its expense, all leasehold improvements required to be insured by Tenant according to Section 9.2(b) as soon as possible after the date of damage, to at least the condition existing prior to their damage (unless changes thereto are approved by Landlord in its reasonable discretion), using materials at least equal to Building Standard. However, in connection with its repair and restoration of such damage, Landlord may, at its option, elect to repair and restore the damage, if any, caused to any or all of such leasehold improvements required to be insured by Tenant. If Landlord makes such election, Landlord will be entitled to all proceeds of the insurance policy described in Section 9.2(b) applicable to the leasehold improvements Landlord so elects to repair or restore and may limit its repair or restoration of such leasehold improvements to that which may be paid for in full by such proceeds.

        10.3 RENT ABATEMENT. If any fire or casualty damage renders the Premises untenantable and if this Lease is not terminated according to Section 10.1, then Rent will abate beginning on the date of such damage, provided that if the damage was the result of an act or omission of Tenant, such abatement shall apply only to the extent Landlord receives loss of rental income insurance proceeds or would have received such proceeds if Landlord had maintained the insurance coverage required under this Lease. Such abatement will end on the date Landlord has substantially completed the repairs and restoration Landlord is required to perform according to Section 10.2 and Tenant has had a reasonable period of time to substantially complete any repairs and restoration Tenant is required to perform according to Section 10.2. Such abatement will be in an amount bearing the same ratio to the total amount of Rent for such period as the untenantable portion of the Premises bears to the entire Premises. In no event will Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage caused by fire or other casualty or the repair of such damage, provided however that, to the extent Tenant remains in possession of a portion of the Premises, Landlord will take all reasonable steps to minimize the disruption to Tenant's business and use of such portion of the Premises during the period of repair.

        11. WAIVERS AND INDEMNITIES.

        11.1 TENANT'S WAIVERS. Except if caused by the willful misconduct or gross negligence of Landlord, Landlord and its Affiliates will not be liable or in any way responsible for, and Tenant waives all claims against Landlord and its Affiliates for, any loss, injury or damage suffered by Tenant or others relating to (a) loss or theft of, or damage to, property of Tenant; (b) injury or damage to Tenant or persons claiming under Tenant or property resulting from fire, explosion, falling plaster, escaping steam or gas, electricity, water, rain or snow, or leaks from any part of the Building or from any pipes, appliances or plumbing, or from dampness; or (c) damage caused by other tenants, occupants or persons in the Premises or other premises in the Building, or caused by the public or by construction of any private or public work. Landlord and its Affiliates will not be liable or in any way responsible to Tenant for, and Tenant waives all claims against Landlord and its Affiliates for, any loss, injury or damage that is insured or required to be insured by Tenant under Sections 9.2(b), or (c), so long as such loss, injury or damage results from or in connection with this Lease or Landlord's operation of the Building.

        11.2 LANDLORD'S INDEMNITY. Subject to Sections 5.3 and 11.1 and except if caused by the act or omission or breach of this Lease by Tenant or anyone for whom Tenant is legally responsible, Landlord will protect, defend, indemnify and hold Tenant harmless from and against any and all liability, loss, claims, demands, damages or expenses (including reasonable attorneys' fees) due to or arising out of any willful misconduct or active negligence of Landlord. Landlord's obligations under this Section 11.2 will survive the expiration or early termination of the Term.

        11.3 TENANT'S INDEMNITY. Except if caused by the willful misconduct or active negligence of Landlord, Tenant will protect, defend, indemnify and hold Landlord harmless from and against any and all liability, loss, claims, demands, damages or expenses (including reasonable attorneys' fees) due to or arising out of any accident or occurrence on or about the Premises (including, without limitation, accidents or occurrences resulting in injury, death, property damage or theft) or any act or omission of or breach of this Lease by Tenant or anyone for whom Tenant is legally responsible. Tenant's obligations under this Section
11.3 will survive the expiration or early termination of the Term.

        12. CONDEMNATION.

        12.1 FULL TAKING. If all or substantially all of the Building or Premises are taken for any public or quasi-public use under any applicable Laws or by right of eminent domain, or are sold to the condemning authority in lieu of condemnation, then this Lease will terminate as of the date when the condemning authority takes physical possession of the Building or Premises.

        12.2 PARTIAL TAKING.

                (a) Landlord's Termination of Lease. If only part of the Building or Premises is thus taken or sold, and if after such partial taking, in Landlord's reasonable judgment, alteration or reconstruction is not economically justified, then Landlord (whether or not the Premises are affected) may terminate this Lease by giving written notice to Tenant within 60 days after the taking.

                (b) Tenant's Termination of Lease. If (i) over 20% of the Premises is thus taken or sold; or (ii) if a material portion of the Common Areas or parking area is taken; or (iii) the taking has a permanent material adverse affect on ingress or egress to the Building or Premises, then Tenant may terminate this Lease if in Tenant's reasonable judgment the Premises cannot be operated by Tenant in an economically viable fashion because of such partial taking. Such termination by Tenant must be exercised by written notice to Landlord given not later than 60 days after Tenant is notified of the taking of the Premises.

                (c) Effective Date of Termination. Termination by Landlord or Tenant will be effective as of the date when physical possession of the applicable portion of the Building or Premises is taken by the condemning authority.

                (d) Election to Continue Lease. If neither Landlord nor Tenant elects to terminate this Lease upon a partial taking of a portion of the Premises, the Rent payable under this Lease will be diminished by an amount allocable to the portion of the Premises which was so taken or sold or rendered unusable. Any Common Areas taken shall be excluded from the Common Areas usable by Tenant and no reduction of Rent shall occur with respect thereto or by reason thereof. If this Lease is not terminated upon a partial taking of the Building or Premises, Landlord will, at Landlord's sole expense, promptly restore and reconstruct the Building and Premises to substantially their former condition to the extent the same is feasible. However, Landlord will not be required to spend for such restoration or reconstruction an amount in excess of the net amount received by Landlord as compensation or damages for the part of the Building or Premises so taken.

        12.3 AWARDS. As between the parties to this Lease, Landlord will be entitled to receive, and Tenant assigns to Landlord, all of the compensation awarded upon taking of any part or all of the Building or Premises, including any award for the value of the unexpired Term. However, Tenant may assert a claim in a separate proceeding against the condemning authority for any damages resulting from the taking of Tenant's trade fixtures or personal property, or for moving expenses, business relocation expenses or damages to Tenant's business incurred as a result of such condemnation.

        13. ASSIGNMENT AND SUBLETTING.

        13.1 LIMITATION. Without Landlord's prior written consent, Tenant will not assign all or any of its interest under this Lease, sublet all or any part of the Premises or permit the Premises to be used by any parties other than Tenant and its employees.

        13.2 NOTICE OF PROPOSED TRANSFER; LANDLORD'S OPTIONS. If Tenant desires to enter into any assignment of this Lease or a sublease of all or any part of the Premises, Tenant will first give Landlord written notice of the proposed assignment or sublease, which notice will contain the name and address of the proposed transferee, the proposed use of the Premises, statements reflecting the proposed transferee's current financial condition and income and expenses for the past 2 years, and the principal terms of the proposed assignment or sublease. Landlord will have the following options, which must be exercised, if at all, by notice given to Tenant within 10 business days after Landlord's receipt of Tenant's notice of the proposed transfer:

                (a) if Tenant's notice relates to a subletting, to sublet from Tenant such space as is described in the notice for such portion of the Term as is described in the notice, upon the same terms and conditions and for the same Rent (apportioned, as appropriate, to the amount of such space) as provided in Tenant's notice, and with all other terms as set forth in this Lease. Notwithstanding anything to the contrary in this Lease, Landlord's option to sublet from Tenant shall not be applicable if the contemplated transfer is for a term of less than 50% of the then remaining initial Term of the Lease or is for less than 5,000 rentable square feet of the Premises. In addition, if Landlord elects to sublet from Tenant, Tenant may by written notice rescind its request for consent within 10 days thereafter; or

                (b) if Tenant's notice relates to an assignment, to cancel and terminate this Lease. If Landlord exercises its option to terminate this Lease, this Lease shall cancel and terminate on the last day of the month following said 10-day period and Tenant shall be released from any further liability under this Lease. Landlord may then enter into a new lease with the intended assignee, or any other person, on whatever terms the parties may negotiate. In such a case, Tenant is not entitled to any portion of the profit, if any, realized by Landlord from the termination and reletting.

Except in the event of termination of this Lease by Landlord as provided in this
Section 13.2, no provision of this Section shall be construed to relieve Tenant of the obligations as set forth in this Lease.

        13.3 CONSENT NOT TO BE UNREASONABLY WITHHELD. If Landlord does not exercise any of its applicable options under Section 13.2, then Landlord will not unreasonably withhold or delay its consent to the proposed assignment or subletting. Landlord's approval or disapproval shall be given to Tenant within fifteen (15) business days after receipt of Tenant's request for consent, failing which Landlord's consent shall be deemed given. If Landlord disapproves a transfer, Landlord shall advise Tenant with reasonable specificity of the reasonable grounds upon which Landlord is withholding its consent.

        13.4 FORM OF TRANSFER. If Landlord consents to a proposed assignment or sublease, Landlord's consent will not be effective unless and until Tenant delivers to Landlord an original duly executed assignment or sublease, as the case may be, that provides, in the case of a sublease, that the sublease is subject and subordinate to this Lease and the subtenant will comply with all applicable terms and conditions of this Lease and, in the case of an assignment, an assumption by the assignee of all of the obligations which this Lease requires Tenant to perform and an acknowledgment by Tenant that it remains liable for the performance of all of such obligations. If Tenant's obligations under this Lease have been guaranteed by third parties, then an assignment or sublease, and Landlord's consent thereto, shall not be effective unless said guarantors give their written consent to such assignment or sublease and the terms thereof.

        13.5 PAYMENTS TO LANDLORD. If Landlord does not exercise its applicable option under Section 13.2 and Tenant effects an assignment or sublease, then Landlord will be entitled to receive and collect, either from Tenant or directly from the transferee, fifty percent (50%) of the amount by which the rental consideration required to be paid by the transferee for the use and enjoyment of Tenant's rights under this Lease (after deducting from such consideration Tenant's reasonable costs incurred in effecting the assignment or sublease, including (i) any improvement allowance or other economic concessions (space planning allowance, moving expenses, etc.) paid by Tenant to the transferee in connection with such transfer; (ii) any brokerage commissions incurred by Tenant in connection with the transfer; (iii) reasonable attorneys' fees incurred by Tenant in connection with the transfer; (iv) any out-of-pocket lease takeover costs incurred by Tenant in connection with the transfer; (v) any reasonable out-of-pocket costs of advertising the space subject to the transfer) exceeds the Rent payable by Tenant to Landlord allocable to the transferred space. Such percentage of such amount will be payable to Landlord at the time(s) Tenant receives the same from its transferee (whether in monthly installments, in a lump sum, or otherwise).

        13.6 CHANGE OF OWNERSHIP. Any material change by Tenant in the form of its legal organization (such as, for example, a change from a corporation to a limited partnership), and any transfer of interest effecting a change in identity of persons exercising effective control of Tenant will be deemed an "assignment" of this Lease requiring Landlord's prior written consent. Notwithstanding the foregoing, the following transactions shall not be deemed an assignment, subletting or transfer under this Article 13: (i) the transfer of stock of Tenant if Tenant is a publicly held corporation over a recognized securities exchange or over-the-counter market or in connection with Tenant "going public" or "going private" (i.e., changing from a private company to a public company and vice-versa); or (ii) the acquisition or transfer of substantially all of Tenant's assets or stock by merger, purchase, consolidation or reorganization, provided that (a) Tenant notifies Landlord of any such transaction and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such transaction, (b) such transaction is for a legitimate purpose, and (c) immediately after any such transaction involving "going private" or described in subsection (ii) above, Tenant's net worth is $100,000,000 or greater. In addition, Tenant shall have the right, without Landlord's consent, to assign this Lease or sublet a portion of the Premises, to any entity that is a wholly owned or controlled by Tenant, wholly owns or controls Tenant, or is under common control with Tenant (collectively,

Permitted Transferee(s)"), provided, that, Tenant shall provide to Landlord a copy of each such assignment or subletting agreement at least ten (10) days prior to such assignment or subletting, and the provisions of Sections 13.5 and
13.7 shall apply.

        13.7 EFFECT OF TRANSFERS. Unless Landlord agrees to the contrary in writing, no subletting or assignment will release Tenant from any of its obligations under this Lease and such obligations of Tenant will continue in full force and effect as if no subletting or assignment had been made, regardless of any action taken by or on behalf of a subtenant or assignee, or limitations imposed on remedies against a subtenant or assignee, in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding instituted by or against such subtenant or assignee. Acceptance of Rent by Landlord from any person other than Tenant will not be deemed a waiver by Landlord of any provision of this Section 13. Consent to one assignment or subletting will not be deemed a consent to any subsequent assignment or subletting. In the event of any default by any assignee or subtenant or any successor of Tenant in the performance of any Lease obligation, Landlord may proceed directly against Tenant without exhausting remedies against such assignee, subtenant or successor. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord will not work a merger and will, at Landlord's option, terminate all or any subleases or operate as an assignment to Landlord of all or any subleases; such option will be exercised by notice to Tenant and all known subtenants in the Premises. The discovery of the fact that any financial statement relied upon by Landlord in giving its consent to an assignment or subletting was materially false or misleading shall, at Landlord's election, render Landlord's said consent null and void.

        13.8 TENANT'S OCCUPANTS. Notwithstanding any contrary provision of this
Article 13, Tenant shall have the right, without being subject to Sections 13.2, and without the receipt of Landlord's consent, to permit the occupancy of office space of up to twenty percent (20%) of the rentable square feet of the Premises, in the aggregate, to any individual(s) or entities with an ongoing, business relationship with Tenant ("Tenant's Occupants") on and subject to the following conditions: (i) such individuals or entities shall not be permitted to occupy a separately demised portion of the Premises which contains an entrance to such portion of the Premises other than the primary entrance to the Premises; (ii) all such individuals or entities shall be of a character and reputation consistent with the quality of the Building; (iii) such occupancy shall not be a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions on transfers pursuant to this Article 13, and (iv) Tenant shall provide Landlord a copy of each such subletting or occupancy agreement at least ten (10) days prior to such subletting or occupancy; and the provisions of Sections 13.5 and 13.7 shall apply. Tenant shall promptly supply Landlord with any documents or information reasonably requested by Landlord regarding any such individuals or entities.

        14. PERSONAL PROPERTY.

        14.1 INSTALLATION AND REMOVAL. Tenant may install in the Premises its personal property (including Tenant's usual trade fixtures) in a proper manner, provided that no such installation will interfere with or damage the mechanical, plumbing or electrical systems or the structure of the Building, and provided further, that if such installation would require any change, addition or improvement to the Premises, such installation will be subject to Section 7.1. Any such personal property installed in the Premises by Tenant (a) may be removed from the Premises from time to time in the ordinary course of Tenant's business or in the course of making any changes, additions or improvements to the Premises permitted under Section 7.1, and (b) will be removed by Tenant at the end of the Term according to

Section 15.1. Tenant will promptly repair at its expense any damage to the Building resulting from such installation or removal. Landlord hereby waives any statutory liens related to Tenant's personal property and agrees to execute waivers or other documents that may be required by Tenant's equipment vendors or lenders so long as the form is acceptable to Landlord in its reasonable discretion.

        14.2 RESPONSIBILITY. Tenant will be solely responsible for all costs and expenses related to personal property used or stored in the Premises. Tenant will pay any taxes or other governmental impositions levied upon or assessed against such personal property, or upon Tenant for the ownership or use of such personal property, on or before the delinquency date for payment. Such personal property taxes or impositions are not included in Taxes. Tenant agrees that all personal property of whatever kind, including, without limitation, inventory and/or goods stored at or about the Premises, Tenant's trade fixtures, and Tenant's interest in tenant improvements which may be at any time located in, on or about the Premises or the Building, whether owned by Tenant or third parties, shall be at the sole risk or at the risk of those claiming through Tenant, and that Landlord shall not be liable for any damage to or loss of such property except for loss or damage arising from or caused by the sole gross negligence of Landlord or any of Landlord's officers, employees, agents, or authorized representatives each acting within the scope of their authority.

        15. END OF TERM.

        15.1 SURRENDER. Upon the expiration or other termination of the Term, Tenant will immediately vacate and surrender possession of the Premises in good order, repair and condition, except for ordinary wear and tear, casualty, condemnation and repairs which are specifically made the responsibility of Landlord under this Lease. Upon the expiration or other termination of the Term, Tenant agrees to remove, at Tenant's sole cost and expense (a) all changes, additions and improvements to the Premises the removal of which Landlord requested or approved according to Section 7.1 at the time Landlord consented to their installation, except that the same shall not apply to any of the initial Tenant Improvements in the Premises or any tenant improvements which are typical for general office tenants which have been approved in writing by Landlord, and
(b) all of Tenant's trade fixtures, office furniture, office equipment and other personal property. Tenant will pay Landlord on demand the cost of repairing any damage to the Premises or Building caused by the installation or removal of any such items. Any of Tenant's property remaining in the Premises more than one (1) week following termination of this Lease will be conclusively deemed to have been abandoned by Tenant and may be appropriated, stored, sold, destroyed or otherwise disposed of by Landlord without notice or obligation to account to or compensate Tenant, and Tenant will pay Landlord on demand all costs incurred by Landlord relating to such abandoned property. Tenant's obligations under this
Section 15.1 will survive the expiration or early termination of this Lease.

        15.2 HOLDING OVER. Tenant understands that it does not have the right to hold over at any time and Landlord may exercise any and all remedies at law or in equity to recover possession of the Premises, as well as any damages incurred by Landlord, due to Tenant's failure to vacate the Premises and deliver possession to Landlord as required by this Lease. If Tenant holds over after the Expiration Date with Landlord's prior written consent, Tenant will be deemed to be a tenant from month-to-month, at a monthly Base Rent, payable in advance, equal to 120% of the monthly Base Rent payable during the last year of the Term, and Tenant will be bound by all of the other terms, covenants and agreements of this Lease as the same may apply to a month-to-month tenancy. If Tenant holds over after the Expiration

Date without Landlord's prior written consent, Tenant will be deemed a tenant at sufferance, at a daily Base Rent, payable in advance, equal to 120% of the Base Rent for the first month and 150% of the Base Rent thereafter per day payable during the last year of the Term, and Tenant will be bound by all of the other terms, covenants and agreements of this Lease as the same may apply to a tenancy at sufferance. If Tenant fails to surrender the Premises upon expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss, cost, expense, or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender and any attorneys' fees and other costs of legal proceedings; provided, however, that such indemnity shall not include or cover consequential damages incurred by Landlord unless such holdover exceeds sixty
(60) days.

        16. ESTOPPEL CERTIFICATES. Promptly upon Landlord's request after Tenant has occupied the Premises, Tenant will execute and deliver to Landlord an Occupancy Estoppel Certificate in the form of Exhibit C. In addition, Tenant agrees that at any time and from time to time (but on not less than 10 business days' prior request by Landlord), Tenant will execute, acknowledge and deliver to Landlord a certificate indicating any or all of the following: (a) the Commencement Date and Expiration Date; (b) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification); (c) the date, if any, through which Base Rent, Additional Rent and any other Rent payable have been paid; (d) that to Tenant's actual knowledge no default by Landlord or Tenant exists which has not been cured, except as to defaults stated in such certificate; (e) that to Tenant's actual knowledge Tenant has no existing defenses or set-offs to enforcement of this Lease, except as specifically stated in such certificate; (f) provided such events have occurred, that Tenant has accepted the Premises and that all improvements required to be made to the Premises by Landlord have been completed according to this Lease; (g) that, except as specifically stated in such certificate, Tenant, and only Tenant, currently occupies the Premises; and (h) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by Landlord and any prospective purchaser or present or prospective mortgagee, deed of trust beneficiary or ground lessor of all or a portion of the Building. At Tenant's written request, Landlord will provide Tenant with a similar estoppel certificate, with appropriate modifications reflecting that Landlord is the responding party and Tenant is the requesting party.

        17. TRANSFERS OF LANDLORD'S INTEREST.

        17.1 SALE, CONVEYANCE AND ASSIGNMENT. Subject only to Tenant's rights under this Lease, nothing in this Lease will restrict Landlord's right to sell, convey, assign or otherwise deal with the Land, Building or Landlord's interest under this Lease.

        17.2 EFFECT OF SALE, CONVEYANCE OR ASSIGNMENT. A sale, conveyance or assignment of the Building will automatically release Landlord from liability under this Lease from and after the effective date, of the transfer, except for any liability relating to the period prior to such effective date so long as such transfer is not a subterfuge to avoid Landlord's obligations under this Lease; and Tenant will look solely to Landlord's transferee for performance of Landlord's obligations relating to the period after such effective date and Landlord's transferee will be deemed to have assumed all such obligations. This Lease will not be affected by any such sale, conveyance or assignment and Tenant will attorn to Landlord's transferee.

        17.3 SUBORDINATION AND NONDISTURBANCE. This Lease is and will be subject and subordinate in all respects to any first mortgage or first deed of trust now or later encumbering the Building or Land, and to all their renewals, modifications, supplements, consolidations and replacements (an "Encumbrance"); provided, however, with respect to any Encumbrance first encumbering the Building or Land subsequent to the Date of this Lease, Landlord will cause the holder of such Encumbrance to agree (either in the Encumbrance or in a separate agreement with Tenant) that so long as Tenant is not in default of its obligations under this Lease, this Lease will not be terminated and Tenant's possession of the Premises will not be disturbed by the termination or foreclosure, or proceedings for enforcement, of such Encumbrance. While such subordination will occur automatically (subject to the foregoing sentence), Tenant agrees, upon request by and without cost to Landlord or any successor in interest, to promptly execute and deliver to Landlord or the holder of an Encumbrance such instrument(s) as may be reasonably required to evidence such subordination. In the alternative, however, the holder of an Encumbrance may unilaterally elect to subordinate such Encumbrance to this Lease. Landlord shall use commercially reasonable efforts to provide Tenant with a subordination, nondisturbance and attornment agreement in a form reasonably acceptable to Landlord, Tenant and Landlord's lender within forty-five (45) days after execution of this Lease by Tenant and Landlord.

        17.4 ATTORNMENT. If the interest of Landlord is transferred to any person (a "Transferee") by reason of the termination or foreclosure, or proceedings for enforcement, of an Encumbrance, or by delivery of a deed in lieu of such foreclosure or proceedings, Tenant will immediately and automatically attorn to the Transferee. Upon attornment this Lease will continue in full force and effect as a direct lease between the Transferee and Tenant, upon all of the same terms, conditions and covenants as stated in this Lease, except the Transferee will not be subject to any set-offs or claims which Tenant might have against any prior landlord and will not be liable for any act or omission of any prior landlord except as otherwise set forth in such non-disturbance agreement(s). Tenant agrees, upon request by and without cost to the Transferee, to promptly execute and deliver to the Transferee such instrument(s) as may be reasonably required to evidence such attornment.

        18. RULES AND REGULATIONS. Tenant agrees to observe and comply with the Rules and Regulations set forth on Exhibit D and with all reasonable modifications and additions to such Rules and Regulations (which will be applicable to all Building tenants) from time to time adopted by Landlord and of which Tenant is notified in writing. No such modification or addition will contradict or abrogate any right expressly granted to Tenant under this Lease or result in any additional charges or increases in Tenant's Base Rent hereunder. Landlord's enforcement of the Rules and Regulations will be uniform and nondiscriminatory, but Landlord will not be responsible to Tenant for the failure of any person to comply with the Rules and Regulations. If the violation of any such Rule or Regulations by a tenant of the Building other than Tenant shall create a nuisance for Tenant or shall materially adversely impact Tenant's ability to conduct its business at the Premises, or affect the health or safety of any occupant of the Building, then Landlord shall use commercially reasonable efforts to enforce such Rule or Regulations against such other tenant of the Building. No Rule or Regulation or any modifications or additions thereto shall materially adversely interfere with Tenant's use of the Premises.

        19. PARKING. Tenant may elect to lease up to four and 27/100 (4.27) parking spaces per 1,000 usable square feet of the Premises (i.e., 119 spaces) for the parking of vehicles at the current rates set forth below of which no more than twenty percent (20%) may be assigned spaces in the parking garage at the Building (i.e., no more than 24 assigned parking garage spaces) and of which no more than thirty-nine percent (39%) may be unassigned spaces on surface parking areas adjacent to the Building (i.e., no more than 46 unassigned surface spaces) and of which the remaining shall be unassigned spaces either on surface parking areas adjacent to the Building or in the parking garage at the Building. Tenant's initially assigned parking spaces shall be in the location shown on Exhibit K. During the initial Term Tenant shall not lease less than two (2) parking spaces per 1,000 usable square feet of the Premises (i.e., 56 spaces). Tenant will notify Landlord at least thirty (30) days prior to the Commencement Date of how many of such assigned and/or unassigned spaces Tenant elects to lease, and Landlord will make that number of assigned and/or unassigned spaces available for lease by Tenant within thirty (30) days after the early occupancy date. Tenant will pay monthly parking rent for each space Tenant so elects to lease at the monthly rate established by Landlord from time to time for the use of that type of parking space by tenants of the Building (currently the monthly rate for unassigned spaces either on surface areas adjacent to the Building or in the parking garage at the Building is Fifty Dollars ($50) per space and the monthly rate for assigned spaces in the parking garage at the Building is One Hundred Dollars ($100) per space). Landlord will give Tenant at least thirty
(30) days notice before increasing the parking rates; provided, however, that the monthly parking rent shall be imposed non-discriminatorily and shall be comparable to the rates charged for similar parking in comparable buildings. All monthly parking rent will be payable in advance on the first day of each month during the Term to the same place as Base Rent (or to such other place as Landlord may direct in writing) and will be considered Rent under this Lease. Tenant may relinquish any parking space it previously elected to lease as of the last day of any calendar month by notice to Landlord given at least thirty (30) days prior to such last day. Any parking space so relinquished and any of the total available spaces described above that Tenant does not elect to lease at least thirty (30) days prior to the Commencement Date will, unless the same are leased to one or more other tenants in the Building, remain available for lease to Tenant, upon Tenant's sixty (60) day prior written notice to Landlord. Tenant's rights to use the Building's parking garage and adjacent surface parking areas are nonexclusive (except Landlord will not grant any other party the right to use Tenant's assigned spaces), will be deemed a license only and are conditioned upon this Lease being in full force and effect and there being no Default. Tenant will not abuse its privileges with respect to such parking and will use the same in accordance with Landlord's reasonable directions. Landlord's inability to make any of the parking spaces leased by Tenant available at any time during the Term for reasons beyond Landlord's reasonable control will not be deemed a default by Landlord giving rise to any claim by Tenant, except that Tenant will be entitled to an abatement of monthly parking rent for any such spaces during the period of unavailability and such abatement will be in full settlement of any claims that Tenant might otherwise have had for such unavailability. If at any time during the Term Tenant fails to make timely payment of any monthly parking rent due, in addition to any other remedies available to Landlord under Section 20.2, Landlord may, if it is concurrently terminating this Lease, terminate Tenant's license under this
Section 19 and Tenant will then have no further right to use any parking spaces in the Building's parking garage. Any material modifications to Tenant's parking areas may only be made by Landlord to the extent required by laws or provisions of this Lease. Landlord shall use commercially reasonable efforts to cause any such work to be conducted in a manner which will minimize any inconvenience to Tenant and to provide alternative parking.

        20. TENANT'S DEFAULT AND LANDLORD'S REMEDIES.

        20.1 TENANT'S DEFAULT. The occurrence of any one or more of the following events shall be a material default ("Default") and breach of this Lease by Tenant. Any notice required by the terms of this Lease in connection with any such default shall be in lieu of, and not in addition to, any notice required under Sections 1161, et seq., of the California Code of Civil Procedure:

                (a) Tenant fails to pay any rent payment or other sum due under this Lease after the same shall be due and payable, and such failure continues for a period of ten (10) days after written notice thereof from Landlord to Tenant.

                (b) Tenant fails to perform or observe any term, condition, covenant, or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days (or such shorter time provided herein) after notice thereof from Landlord; provided, however, that if the term, condition, covenant, or obligation to be performed by Tenant is of such nature that the same cannot reasonably be cured within thirty (30) days and if Tenant commences such performance within said thirty-day (30) period and thereafter diligently undertakes to complete the same, then such failure shall not be a default hereunder.

                (c) [Intentionally Omitted.]

                (d) A trustee, disbursing agent, or receiver is appointed to take possession of all or substantially all of Tenant's assets in, on or about the Premises or of Tenant's interest in this Lease (and Tenant or any guarantor of Tenant's obligations under this Lease does not regain possession within ninety (90) days after such appointment); or Tenant makes an assignment for the benefit of creditors; or all or substantially all of Tenant's assets in, on or about the Premises or Tenant's interest in this Lease are attached or levied upon under execution (and Tenant does not discharge the same within ninety (90) days thereafter).

                (e) A petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant or any guarantor of Tenant's obligations under this Lease pursuant to any federal or state statute, and, with respect to any such petition filed against it, Tenant or such guarantor fails to secure a stay or discharge thereof within ninety (90) days after the filing of the same. In the event that any provision of this Subsection 20.1(e) is contrary to any applicable Laws, such provision shall be of no force or effect.

                (f) Any assignment or other transfer for which the prior written consent of the Landlord has not been obtained or any subletting for which the prior written consent of Landlord has not been obtained that continues after thirty (30) days notice to Tenant from Landlord.

                (g) Discovery of any materially false or misleading statement concerning financial information submitted by Tenant or any guarantor of Tenant's obligations under this Lease to Landlord in connection with obtaining this Lease or any other consent or agreement by Landlord.

                (h) Tenant's admission in writing of its inability to pay its debts as they mature.

                (i) Suspension of Tenant's right to conduct its business for more than sixty (60) days, caused by the order, judgment, decree, decision, or other act of any court or governmental agency.

                (j) Tenant's failure to execute, acknowledge, and deliver to Landlord, within the ten (10) business day period specified in Article 17, any documents required to effectuate an attornment, a subordination, or to make this Lease or any option granted herein prior to the lien of any mortgage, deed of trust, or ground lease, or any estoppel certificate, as the case may be where such failure continues for a period of ten (10) days after a second request therefor containing the words "Failure to Respond May Result in Termination of Your Lease" in bold-face.

                (k) If the performance of Tenant's obligations under this Lease is guaranteed: (a) the termination of a guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (b) a guarantor's becoming insolvent or the subject of a bankruptcy filing, (c) a guarantor's refusal or inability to honor the guarantee, or (d) a guarantor's breach of its guarantee obligation, and Tenant's failure within sixty (60) days following written notice by or on behalf of Landlord to Tenant of any such event, to provide Landlord with written alternative assurance or security, which, when coupled with the then existing resources of Tenant, equals or exceeds the combined financial resources of Tenant and the guarantors that existed at the time of execution of this Lease.

        20.2 LANDLORD'S REMEDIES. Upon the occurrence of any event of Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised or not exercised without precluding the Landlord from exercising any other remedy provided in this Lease or otherwise allowed by law or in equity:

                (a) Landlord may terminate this Lease and Tenant's right to possession of the Premises. If Tenant has abandoned and vacated the Premises, the mere entry onto the Premises by Landlord in order to perform acts of maintenance, cure defaults, preserve the Premises, or attempt to relet the Premises, or the appointment of a receiver in order to protect the Landlord's interest under this Lease, shall not be deemed a termination of Tenant's right to possession or a termination of this Lease unless Landlord has notified Tenant in writing that this Lease is terminated. If Landlord terminates this Lease and Tenant's right to possession of the Premises pursuant to this Subsection 20.2(a), then Landlord may recover from Tenant:

                        (i) The worth at the time of the award of unpaid rent,
                including, without limitation, Tenant's share of Additional Expenses and Additional Taxes, which had been earned at the time of termination; plus

                        (ii) The worth at the time of the award of the amount by
                which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                        (iii) The worth at the time of the award of the amount
                by which the unpaid rent for the balance of the term after the time of the award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

                        (iv) Any other amounts necessary to compensate Landlord
                for all of the detriment proximately caused by Tenant's failure to perform its obligations under this Lease which in the ordinary course of things would be likely to result therefrom, including, without limitation, any legal expenses, brokers commissions, or finders fees in connection with reletting the Premises; the costs of repairs, cleanup, refurbishing, removal, and storage or disposal of Tenant's personal property, equipment, fixtures, and anything else that Tenant is required under this Lease to remove but does not remove (including those alterations which Tenant is required to remove pursuant to an election by Landlord, and which Landlord actually removes, whether or not notice to remove shall be delivered to Tenant); and any costs for alterations, additions, and renovations incurred by Landlord in regaining possession of and reletting (or attempting to relet) the Premises.

                        All computations of the "worth at the time of the award"
                of amounts recoverable by Landlord under Subsections (i) and
                (ii) hereof shall be computed by allowing interest at the maximum lawful rate per annum allowed for commercial transactions as of the date on which the event of default occurred. The "worth at the time of the award" recoverable by Landlord under Subsection (iii) and the discount rate for purposes of determining any amounts recoverable under Subsection
                (iv), if applicable, shall be computed by discounting the amount recoverable by Landlord at the discount rate of the Federal Reserve Bank of California San Francisco at the time of the award plus one percent (1%). If Tenant tenders to Landlord in an offer of settlement all sums due under this Subsection 20.2(a) after Landlord has notified Tenant of exercise of the remedies under this Subsection 20.2(a), then the "worth at the time of the award" shall be determined at the time of the tender of payment of the entire amount of such sums by Tenant.

                (b) Upon termination of this Lease, whether by lapse of time or otherwise, Tenant shall immediately vacate the Premises and deliver possession to Landlord. If Tenant has vacated the Premises and Landlord or any of its agents has reason to believe that Tenant does not intend to reoccupy the Premises, and current or past rent has been due or unpaid for at least fourteen (14) consecutive days, then Landlord shall have the right to send Tenant a notice of belief of abandonment pursuant to Section 1951.3 of the California Civil Code. The Premises will be deemed abandoned, and the Tenant's right to possession of the Premises will terminate on the date set forth in such notice, unless Landlord receives (at its address for notices pursuant to this Lease) before such date a notice from Tenant stating (i) Tenant's intent not to abandon the Premises, and (ii) an address at which Tenant may be served in any action for unlawful detainer of the Premises and/or damages or other relief available at law or in equity. If the Premises are deemed abandoned (either through the aforementioned procedure or due to any statement by Tenant to that effect), or if Landlord or any of its agents acts pursuant to a court order, then Landlord or any of its agents shall have the right, without terminating this Lease, to re-enter the Premises and remove all persons therefrom and any or all of Tenant's fixtures, equipment, furniture, and other personal property (herein collectively referred to as "Property") from the Premises, without being deemed in any manner liable for trespass, eviction, or forcible entry or detainer, or conversion of Property, and without relinquishing any right given to Landlord under this Lease or by operation of law. If Landlord re-enters the Premises in such situation, all Property removed from the Premises by Landlord or any of its agents and not claimed by the owner may be handled, removed, or stored, in a commercial warehouse or otherwise by Landlord at Tenant's risk and expense, and Landlord shall in no event be responsible for the value, preservation, or safekeeping thereof. Before the retaking of any such Property from storage, Tenant shall pay to Landlord, upon demand, all expenses incurred in such removal and all storage charges against such Property. Any such Property of Tenant not so retaken from storage by Tenant within thirty (30) days after such Property is removed from the Premises shall be deemed abandoned and may be either disposed of by Landlord pursuant to Section 1988 of the California Civil Code or retained by Landlord as its own property.

                (c) Notwithstanding Landlord's right to terminate this Lease pursuant to Section 20.2(a), Landlord may, at its option, even though Tenant has breached this Lease and abandoned the Premises, continue this Lease in full force and effect and not terminate Tenant's right to possession, and enforce all of Landlord's rights and remedies under this Lease. In such event, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). Further, in such event, Landlord shall be entitled to recover from Tenant all costs of maintenance and preservation of the Premises, and all costs, including attorneys' fees and receivers' fees, incurred in connection with appointment of and performance by a receiver to protect the Premises and Landlord's interest under this Lease. No reentry or taking possession of the Premises by Landlord pursuant to this Section 20.2(c) shall be construed as an election to terminate this Lease unless a written notice (signed by a duly authorized representative of Landlord) of intention to terminate this Lease is given to Tenant. Landlord may at any time after default by Tenant elect to terminate this Lease pursuant to Section 20.2(a), notwithstanding Landlord's prior continuance of this Lease in effect for any period of time, and upon and after Tenant's default under this Lease, Landlord may, but need not, relet the Premises or any part thereof for the account of Tenant to any person, firm, partnership, corporation, or other business entity for such rent, for such time, and upon such terms as Landlord, in its sole discretion, shall determine. Subject to the provisions of this Lease regarding assignment and subletting in Article 13, Landlord shall not be required to accept any substitute tenant offered by Tenant or to observe any instructions given by Tenant regarding such reletting. Landlord may remove (and repair any damage caused by such removal) and store (or dispose of) any of Tenant's personal property, equipment, fixtures, and anything else Tenant is required (under this Lease at the election of Landlord or otherwise) to remove but does not remove, and Landlord may also make repairs, renovations, alterations, and/or additions to the Premises to the extent deemed by Landlord necessary or desirable in connection with any attempt to relet the Premises. Tenant shall upon demand pay the cost of such repairs, alterations, additions, removal, storage, and renovations, together with any legal expenses, brokers commissions, or finders fees and any other expenses incurred by Landlord in connection with its entry upon the Premises and attempt to relet the Premises. If Landlord is able to relet the Premises for Tenant's account during the remaining portion of the Term and the consideration collected by Landlord from any reletting is not sufficient to pay monthly the full amount of rent and additional rent payable by Tenant under this

        Lease, together with any legal expenses, brokers commissions, or finders fees, any cost for repairs, alterations, additions, removal, storage, and renovations, and any other cost and expense incurred by Landlord in re-entering the Premises and reletting the Premises, then Tenant shall pay to Landlord the amount of each monthly deficiency upon demand. Any rentals received by Landlord from any such reletting shall be applied as follows:

                        (i) First, to the payment of any indebtedness other than
                rent due hereunder from Tenant to Landlord;

                        (ii) Second, to the payment of any costs of reentry and
                reletting the Premises;

                        (iii) Third, to the payment of costs of any such
                alterations, repairs, additions, removal, storage, and renovations to the Premises;

                        (iv) Fourth, to the payment of rent due and unpaid under
                this Lease; and

                        (v) The residue, if any, shall be held by Landlord and
                applied as payment of future rent as the same may become due and payable under this Lease.

                (d) No act or omission by Landlord or its agents during the Term shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid, unless made in writing and signed by a duly authorized representative of Landlord. Neither any remedy set forth in this Lease nor pursuit of any particular remedy shall preclude Landlord from any other remedy set forth in this Lease or otherwise available at law or in equity. Landlord shall be entitled to a restraining order or injunction to prevent Tenant from breaching or defaulting under any of its obligations under this Lease other than the payment of rent or other sums due hereunder.

                (e) Neither the termination of this Lease nor the exercise of any remedy under this Lease or otherwise available at law or in equity shall affect the right of Landlord to any right of indemnification set forth in this Lease or otherwise available at law or in equity by reason of Tenant's occupancy of the Premises, and all rights to indemnification or other obligations of Tenant shall survive termination of this Lease and termination of Tenant's right to possession under this Lease.

        20.3 [Intentionally Omitted.]

        20.4 LANDLORD'S DEFAULT AND TENANT'S REMEDIES.

                (a) It shall be a default and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant, or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after written notice thereof from Tenant; provided, however, that if the term, condition, covenant, or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within, such thirty (30) day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty (30) day period and thereafter diligently undertakes to complete the same.

                (b) Except as specifically set forth in this Lease, Tenant shall not have the right based upon a default of Landlord to terminate this Lease or to withhold, offset, or abate rent, Tenant's sole recourse for Landlord's default being an action for actual damages against Landlord which is proximately caused by Landlord's default. Tenant shall not have the right to terminate this Lease or to withhold, offset, or abate the payment of rent based upon a failure by Landlord to perform its repair and/or maintenance obligations under this Lease or upon the unreasonable or arbitrary withholding by Landlord of its consent or approval of any matter requiring Landlord's consent or approval, including but not limited to any proposed assignment or subletting, Tenant's remedies in such instances being limited to a declaratory relief action, specific performance, injunctive relief, or an action of actual damages. Tenant shall not in any case be entitled to any consequential or punitive damages based upon any Landlord default or withholding of consent or approval.

                (c) Notwithstanding anything to the contrary contained in this Lease, Tenant agrees and understands that Tenant shall look solely to the estate and property of Landlord in the Building of which the Premises are a part as well as the Land, and all rents, profits and proceeds therefrom for the enforcement of any judgment (or other judicial decree) requiring the payment of money by Landlord or any other partner, director, officer, employee, or agent of Landlord [or Landlord Affiliate] to Tenant by reason of any default or breach by Landlord in the performance of its obligations under this Lease, it being intended that no other assets of Landlord or any of Landlord's Affiliates shall be subject to levy, execution, attachment, or any other legal process for the enforcement or satisfaction of the remedies pursued by Tenant in the event of such default or breach.

        20.5 NON-WAIVER OF DEFAULT. The failure or delay by either party hereto to enforce or exercise at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of either party thereafter to enforce each and every such right or remedy or other provision. No waiver of any Default or breach of this Lease shall be held to be a waiver of any other or subsequent Default or breach. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, no statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept any payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease or available at law or in equity.

        21. SIGNAGE.

        21.1 SIGNS. Subject to approval of the City of Costa Mesa and the provisions set forth in this Section, Tenant shall, at its expense, be entitled to: (i) install one (1) "eyebrow" building sign identifying Tenant's business on the south side of the Building at a location shown on Exhibit H, and (ii) place one (1) listing identifying Tenant's business on the monument sign currently being designed by Landlord for a location at the Building to be determined by Landlord. Notwithstanding the foregoing (a) Tenant's corporate graphics and logo as shown on Exhibit I are hereby approved, and (b) the location, design and dimensions of Tenant's signage shall be as depicted on Exhibit H attached hereto, all subject to approval of the City of Costa Mesa. In no event shall the sign rights of any other tenant or occupant of the Building which is a competitor of Tenant or whose sign includes the word "ticket" or "tickets" be more prominent than the sign rights granted to Tenant pursuant to this Lease, nor shall any name and/or identifying corporate logo of a tenant or occupant of the Building which is a competitor of Tenant appear above that of Tenant. In addition, Landlord shall not name the Building with a name which includes as any part thereof the name of a competitor of Tenant or the name "Tickets.com." For purposes of this Section, the term "competitor of Tenant" shall mean any entity or person listed on Exhibit J attached hereto, which Tenant may modify or supplement upon thirty (30) days written notice to Landlord. All such Tenant signage shall be designed, fabricated, constructed, installed, maintained, and removed at Tenant's sole cost and expense, and the lettering, design, color and size of Tenant's business name for the monument sign shall be consistent with the design of such monument sign. Except as set forth below, such signage rights shall be personal to the original Tenant and any assignment or subletting by Tenant of this Lease which results in Tenant occupying less than one (1) full floor of the Premises (even if such assignment or subletting does not require the consent of Landlord or is approved by Landlord) terminates Tenant's rights with respect to such signage rights, unless Landlord consents to the contrary in writing at the time of such assignment or subletting. The exterior signage shall consist only of the name "Tickets.com" or such other trade name or logo as is customarily used from time to time by the original Tenant or Permitted Transferees under this Lease; provided, however, should the name or logo of Tenant be changed or should the Lease be assigned to Permitted Transferees under this Lease having a new name (in either case, the "New Name"), Tenant shall be entitled to modify, at Tenant's sole cost and expense, Tenant's name on the exterior signage to reflect Tenant's New Name, so long as Tenant's New Name is not an "Objectionable Name." The term "Objectionable Name" shall mean any name which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Building, or which would otherwise reasonably offend a landlord of comparable buildings as determined by Landlord in Landlord's sole discretion. Tenant shall not erect or maintain any other temporary or permanent sign on or about the Premises, the Building, or the Land, or visible from the Common Areas or exterior, without obtaining prior written approval from Landlord, which may be granted or withheld in Landlord's sole and absolute discretion. Any request for approval of a sign shall be made in such detail as Landlord shall request. Landlord shall be obligated to place a sign, at Landlord's expense, used to identify Tenant's business name, in the exterior doorway or walls of the Premises. All signs, whether erected by Landlord or Tenant, shall conform to Landlord's building standard signage and to all laws, ordinances, rules, regulations, permits, covenants, conditions, restrictions, and easements pertaining to signs. In the event of a violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred in such removal to Tenant. Tenant shall remove all approved signs which it has erected upon the termination of the Lease and repair all damage caused by such removal.

        21.2 DIRECTORY BOARD. Tenant shall have the right to include, at Tenant's expense, one (1) listing per 2,500 rentable square feet of the Premises on the Building directory board in the main Building lobby.

        22. SECURITY DEPOSIT.

        22.1 AMOUNT. Upon execution of this Lease, Tenant will deposit the Security Deposit with Landlord in the amount described in Section 1.1(j). Landlord and Tenant intend the Security Deposit to be used solely as security for Tenant's faithful and diligent performance of all of Tenant's obligations under this Lease. The Security Deposit will remain in Landlord's possession for the entire Term, and Landlord will not be required to segregate it from Landlord's general funds. Tenant will not be entitled to any interest on the Security Deposit.

        22.2 USE AND RESTORATION. If Tenant fails to perform any of its obligations under this Lease beyond applicable notice and cure periods, Landlord may, at its option, use, apply or retain all or any part of the Security Deposit for the payment of (1) any Rent in arrears; (2) any expenses Landlord may incur as a direct or indirect result of Tenant's failure to perform; and (3) any other losses or damages Landlord may suffer as a direct or indirect result of Tenant's failure to perform. If Landlord so uses or applies all or any portion of the Security Deposit, Landlord will notify Tenant of such use or application and Tenant will, within ten (10) days after the date of Landlord's notice, deposit with Landlord a sum sufficient to restore the Security Deposit to the amount held by Landlord immediately prior to such use or application. Tenant's failure to so restore the Security Deposit will constitute a Default.

        22.3 TRANSFERS. Tenant will not assign or encumber the Security Deposit without Landlord's express written consent. Neither Landlord nor its successors or assigns will be bound by any assignment or encumbrance unless Landlord has given its consent. Landlord will have the right, at any time and from time to time, to transfer the Security Deposit to any purchaser or lessee of the entire Building and deliver to Tenant the notice required by Section 1950.7 of the Civil Code of California. Upon any such transfer, Tenant agrees to look solely to the new owner or lessee for the return of the Security Deposit.

        22.4 REFUND. Provided that Tenant has fully and faithfully performed all of its obligations under this Lease, Landlord will refund the Security Deposit, or any balance remaining, to Tenant or, at Landlord's option, to the latest assignee of Tenant's interest under this Lease, within thirty (30) days after the expiration or early termination of the Term and Tenant's vacation and surrender of the Premises to Landlord in the condition required by Section 15.1. If Tenant fails to make any final estimated payment of Additional Rent required by Landlord according to Section 3.2(c), Landlord may withhold such final payment from the amount of the Security Deposit refund.

        23. BROKERS. Landlord and Tenant represent and warrant that no broker or agent negotiated or was instrumental in negotiating or consummating this Lease except the Brokers. Neither party knows of any other real estate broker or agent who is or might be entitled to a commission or compensation in connection with this Lease. Landlord will pay all fees, commissions or other compensation payable to the Brokers pursuant to a separate agreement. Tenant and Landlord will protect, defend, indemnify and hold each other harmless from all damages paid or incurred by the other resulting from any claims asserted against either party by any other brokers or agents claiming through the other party (including reasonable attorneys' fees).

        24. LIMITATIONS ON LANDLORD'S LIABILITY. Any liability for damages, breach or nonperformance by Landlord, or arising out of the subject matter of, or the relationship created by, this Lease, will be collectible only out of Landlord's interest in the Building as well as the Land, and all rents, profits and proceeds therefrom and no personal liability is assumed by, or will at any time be asserted against,

Landlord, its parent and affiliated corporations, its and their partners, venturers, directors, officers, agents, servants and employees, or any of its or their successors or assigns; all such liability, if any, being expressly waived and released by Tenant. Landlord's review, supervision, commenting on or approval of any aspect of work to be done by or for Tenant (under Section 7, Exhibit B or otherwise) are solely for Landlord's protection and, except as expressly provided, create no warranties or duties to Tenant or to third parties.

        25. NOTICES. All notices required or permitted under this Lease must be in writing and will only be deemed properly given and received (a) when actually given and received, if delivered in person to a party who acknowledges receipt in writing; or (b) one business day after deposit with a private courier or overnight delivery service, if such courier or service obtains a written acknowledgment of receipt; or (c) two (2) business days after deposit in the United States mails, certified or registered mail with return receipt requested and postage prepaid. All such notices must be transmitted by one of the methods described above to the party to receive the notice at, in the case of notices to Landlord, both Landlord's Building Address and Landlord's General Address, and in the case of notices to Tenant, the applicable Tenant's Notice Address, or, in either case, at such other address(es) as either party may notify the other of according to this Section 25.

        26. MISCELLANEOUS.

        26.1 BINDING EFFECT. Each of the provisions of this Lease will extend to bind or inure to the benefit of, as the case may be, Landlord and Tenant, and their respective heirs, successors and assigns, provided this clause will not permit any transfer by Tenant contrary to the provisions of Section 13.

        26.2 COMPLETE AGREEMENT; MODIFICATION. All of the representations and obligations of the parties are contained in this Lease and no modification, waiver or amendment of this Lease or of any of its conditions or provisions will be binding upon a party unless in writing signed by such party.

        26.3 DELIVERY FOR EXAMINATION. Submission of the form of the Lease for examination will not bind Landlord in any manner, and no obligations will arise under this Lease until it is signed by both Landlord and Tenant and delivery is made to each.

        26.4 NO AIR RIGHTS. This Lease does not grant any easements or rights for light, air or view. Any diminution or blockage of light, air or view by any structure or condition now or later erected will not affect this Lease or impose any liability on Landlord.

        26.5 ENFORCEMENT EXPENSES. Each party agrees to pay, upon demand, all of the other party's costs, charges and expenses, including the fees and out-of-pocket expenses of counsel, agents, and others retained, incurred in successfully enforcing the other party's obligations under this Lease.

        26.6 [Intentionally Omitted.]

        26.7 BUILDING NAME. Tenant will not, without Landlord's consent, use Landlord's or the Building's name, or any facsimile or reproduction of the Building, for any purpose; except that Tenant may use the Building's name in the address of the business to be conducted by Tenant in the Premises. Landlord reserves the right, upon reasonable prior notice to Tenant, to change the name or address of the Building provided Landlord reimburses Tenant for the reasonable costs incurred by Tenant to obtain new stationery, business cards, and address change notices.

        26.8 NO WAIVER. No waiver of any provision of this Lease will be implied by any failure of either party to enforce any remedy upon the violation of such provision, even if such violation is continued or repeated subsequently. No express waiver will affect any provision other than the one specified in such waiver, and that only for the time and in the manner specifically stated.

        26.9 RECORDING; CONFIDENTIALITY. Tenant will not record this Lease, or a short form memorandum, without Landlord's written consent and any such recording without Landlord's written consent will be a Default. Tenant agrees to keep the Lease terms, provisions and conditions confidential and will not disclose them to any other person without Landlord's prior written consent. However, Tenant may disclose Lease terms, provisions and conditions to any governmental authority or agency and to Tenant's accountants, attorneys, managing employees, potential assignees or sublessees and others in privity with Tenant, as reasonably necessary for Tenant's business purposes, without such prior consent. Landlord acknowledges that if Tenant becomes a publically traded company some or all of this Lease may become part of the public record.

        26.10 CAPTIONS. The captions of sections are for convenience only and will not be deemed to limit, construe, affect or alter the meaning of such sections.

        26.11 INVOICES. All bills or invoices to be given by Landlord to Tenant will be sent to Tenant's Invoice Address. Tenant may change Tenant's Invoice Address by notice to Landlord given according to Section 25. If Tenant fails to give Landlord specific written notice of its objections within one (1) year after receipt of any bill or invoice from Landlord, such bill or invoice will be deemed true and correct and neither party may later question the validity of such bill or invoice or the underlying information or computations used to determine the amount stated.

        26.12 SEVERABILITY. If any provision of this Lease is declared void or unenforceable by a final judicial or administrative order, this Lease will continue in full force and effect, except that the void or unenforceable provision will be deemed deleted and replaced with a provision as similar in terms to such void or unenforceable provision as may be possible and be valid and enforceable.

        26.13 JURY TRIAL. Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by Landlord or Tenant against the other with respect to any matter arising out of or in connection with this Lease, Tenant's use and occupancy of the Premises, or the relationship of Landlord and Tenant. However, such waiver of jury trial will not apply to any claims for personal injury.

        26.14 AUTHORITY TO BIND. The individuals signing this Lease on behalf of Landlord and Tenant repre sent and warrant that they are empowered and duly authorized to bind Landlord or Tenant, as the case may be, to this Lease according to its terms.

        26.15 ONLY LANDLORD/TENANT RELATIONSHIP. Landlord and Tenant agree that neither any provision of this Lease nor any act of the parties will be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

        26.16 COVENANTS INDEPENDENT. The parties intend that this Lease be construed as if the covenants between Landlord and Tenant are independent and not dependent and that the Rent will be payable without offset, reduction or abatement for any cause except as otherwise specifically provided in this Lease.

        26.17 GOVERNING LAW. This Lease will be governed by and construed according to the laws of the State of California.

        26.18 FORM OF EXECUTION COPY. The parties acknowledge that they intend to execute a blacklined copy of this Lease, which shows all changes (except those in Sections 1.1 and 1.2) to Landlord's form of lease for the Building. The parties acknowledge that this Lease reflects the final agreement between the parties hereto and that any words or items stricken herein are intended to be deleted and any words or items underscored are intended to be included and made a part of this Lease.

        Having read and intending to be bound by the terms and provisions of this Lease, Landlord and Tenant have signed it as of the Date.

TENANT:

TICKETS.COM, INC., a Delaware corporation

By      _________________________       LANDLORD:

        _________________________       AGL INVESTMENTS NO. 5. LIMITED PARTNERSHIP,
                                        a Colorado limited partnership
        [Printed Name]
                                        By:     AHM INVESTMENTS, LTD., a Colorado limited
        _________________________               partnership,
        [Title]                                 its General Partner

                                                By:    AMHI, LTD., a
                                                       Colorado limited partnership,
                                                       its General Partner

                                                       By     AGL MORGANS INC., a
                                                              Colorado corporation,
                                                              its General Partner

                                                              By________________________
                                                                     David B. Agnew,
                                                                     President

                                    Exhibit A

                               555 ANTON BOULEVARD
                          PLAN DELINEATING THE PREMISES


                                   Exhibit A-1

                               555 ANTON BOULEVARD
                                    SITE PLAN



                                     A-1-48

                                    Exhibit B

                               555 ANTON BOULEVARD
                 POSSESSION AND LEASEHOLD IMPROVEMENTS AGREEMENT

        1. CONFLICTS; TERMS. If there is any conflict or inconsistency between the provisions of the Lease and those of this Exhibit B ("Work Letter"), the provisions of this Work Letter will control. Except for those terms expressly defined in this Work Letter, all initially capitalized terms will have the meanings stated for such terms in the Lease. The following terms, which are not defined in the Lease, have the meanings indicated:

                (a) "Commencement Date" means October 1, 1999, provided that the Commencement Date shall be extended one (1) calendar day for each one (1) full calendar day of delay in construction of the Tenant Improvements (defined below) caused solely and directly by acts or omissions of Landlord.

                (b) "Landlord's Allowance" means an amount not to exceed Two Hundred Seventy-Nine Thousand Two Hundred Dollars ($279,200) (i.e., $10 per usable square foot of the Premises) which shall be paid by Landlord towards the Total Cost, and, at Tenant's request, a portion of such amount not to exceed One Hundred Thirty-Nine Thousand Six Hundred Dollars ($139,600) (i.e., $5 per usable square feet of the Premises) shall be paid by Landlord towards reimbursement of Tenant's actual, incurred costs for non-Building improvements for the Premises such as telecommunications cabling and related wiring within the Premises and furniture and equipment for or with respect to the Premises. Landlord shall provide, at Tenant's request to be made by delivery of written notice to Landlord prior to the Commencement Date, an additional amount not to exceed One Hundred Thirty-Nine Thousand Six Hundred Dollars ($139,600) (i.e., $5 per usable square foot of the Premises) towards the cost of the Total Cost which Tenant shall repay to Landlord, plus 9.5% per annum, in equal monthly installments commencing on the Commencement Date, amortized over the initial Term of the Lease, which payments shall be made at the same time and in the same manner as the monthly Base Rent. Landlord shall pay for the construction and installation of the Tenant Improvements up to but not in excess of the Landlord's Allowance. Tenant shall pay the cost of all Tenant Improvements in excess of the Landlord's Allowance. The cost of Tenant Improvements shall include the cost of all labor and materials for the construction and installation of the Tenant Improvements; the cost of all permits, licenses, and fees; all amounts paid to Tenant's contractors under and pursuant to contracts for the construction and installation of the Tenant Improvements; all architectural, engineering, space planning, and other consultants' fees; all amounts paid for mechanical drawings, plans, specifications, shop drawings, designs, and layouts; and incidental costs related to the foregoing.

                By no later than ten (10) days after the parties' execution of the Lease, Landlord, Tenant and an escrow holder to be mutually approved by Landlord and Tenant ("Escrow Holder"), shall enter into an escrow agreement in form and content satisfactory to all such parties ("Escrow Agreement"). Within three (3) business days after the execution of the Escrow Agreement, Landlord shall deliver into an interest bearing account to be established by Escrow Holder ("Escrow Account"), the amount of the Landlord's Allowance. Escrow Holder will disburse the Landlord's Allowance within thirty (30) days after receipt of invoices and lien releases that have been approved by Landlord and Tenant for work that has been completed, less a ten percent (10%) retention (the aggregate amount of such retentions referred to herein as the "Final Retention"). Subject to the terms of the Lease and Escrow Agreement, Escrow Holder shall deliver to Tenant the Final Retention following the substantial completion of construction of the Tenant Improvements in the Premises, provided that (i) Landlord determines that the Tenant Improvements have been constructed in accordance with the terms of the Lease, and (ii) Tenant's architect delivers to Landlord a certificate, in a form acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed and the Premises are ready for occupancy in accordance with Tenant's Documents. If the Total Cost of the Tenant Improvements is less than the Landlord's Allowance, the difference shall be promptly paid by Escrow Holder to Landlord upon termination or expiration of the Escrow Agreement. Neither Escrow Holder nor Landlord shall have any obligation to disburse any portion of the Landlord's Allowance including the Final Retention after the date which is twelve (12) months following the Commencement Date.

                (c) "Tenant Improvements" means all alterations, leasehold improvements and installations to be constructed or installed by Tenant in the Premises according to this Work Letter.

                (d) "Total Cost" means the total cost of preparing the Space Plans and Construction Documents, obtaining all necessary permits, constructing and installing the Tenant Improvements in the Premises, and payment of any Building services required during construction (such as electricity and other utilities, refuse removal and housekeeping).

        2. EARLY OCCUPANCY. Landlord shall permit Tenant to take possession of the Premises for purposes relating to construction work in the Premises according to the terms of this Work Letter and the permitted uses as of the execution of the Lease by Tenant and Landlord, provided that as of the date Tenant takes possession of any part of the Premises all of the covenants and conditions of the Lease will bind both parties with respect to the Premises, except that Tenant shall not be required to pay Landlord Base Rent and Additional Rent until the Commencement Date. No early occupancy under this Paragraph 2 will change the Commencement Date or the Expiration Date.

        3. TENANT IMPROVEMENTS.

        3.1 Tenant's Design Development Documents. Landlord will provide Tenant with base building plans and drawings for the Building and any other plans in Landlord's possession. Tenant will prepare for review by Landlord two complete sets of Tenant's Design Development Documents consisting of drawings, details, outlines, specifications and other documents to fix and describe the size and character of the Premises with respect to architectural, structural, mechanical, electrical and fire safety systems, materials and such other components as may be appropriate; such documents shall indicate material finishes, heat load requirements of Tenant-supplied equipment and such other specialty systems and components as Landlord reasonably will request.

        3.2 Tenant's Construction Documents. Within ten (10) business days of Landlord's receipt of Tenant's Design Development Documents, Landlord will review those documents. Based upon such review Landlord may order reasonable modifications to any of Tenant's Design Development Documents, which modifications will be made by Tenant in accordance with Landlord's direction and will be incorporated in Tenant's Construction Documents to be prepared by Tenant. Tenant will prepare for review by Landlord two complete sets of Tenant's Construction Documents consisting of drawings and specifications setting forth in complete detail the final requirements for the construction of the Premises. Landlord will complete its review of Tenant's Construction Documents within ten
(10) business days of receipt of those documents. Based upon such review Landlord may order reasonable modifications to any of Tenant's Construction Documents and the modifications will be made by Tenant in accordance with Landlord's direction within fifteen (15) business days of request by Landlord.

        3.3 Applicable Law; Budgetary Constraints. Tenant's Design Development Documents and Tenant's Construction Documents are herein occasionally collectively called "Tenant's Documents." All Tenant's Documents will conform with applicable federal, state and local law (including without limitation The Americans With Disabilities Act of 1990 and its implementing regulations, as amended or supplemented from time to time) and with Building plans and specifications. It will be the responsibility of Tenant to prepare and submit Tenant's Documents that fall within Tenant's budgetary constraints (if any). Any redesign made necessary by the failure of Tenant's documentation to fall within Tenant's budgetary constraints, and any resulting delay therefrom, will be the sole responsibility of Tenant. Landlord will not be responsible for any failure of bidder's estimates to fall within Tenant's budgetary constraints.

        3.4 Requirements of Tenant's Documents. Tenant's Documents will be completed and fully coordinated. Tenant's Documents will also illustrate all existing site conditions and will include all work necessary to achieve a Certificate or Statement of Occupancy for the Premises. Tenant's Documents will be signed and sealed by an architect or professional engineer (where applicable), licensed and registered in the State of California. All costs and expenses incurred by Tenant in connection with Tenant's Documents may be paid from the Landlord's Allowance.

        3.5 Contractors/Bidding Procedures. Landlord and Tenant will agree on a list of mutually acceptable contractors who will be asked to submit bids for the demolition of the existing tenant improvements (as may be necessary) and construction of the Tenant Improvements. Upon receipt of the bids, Tenant will select the contractor from the agreed upon list. The selected bid need not be the low bid.

        3.6 Construction. Tenant may commence construction of the Tenant Improvements for the Premises at any time on or after Landlord allows Tenant access to the Premises in accordance with the Lease. The provisions of Section
7.1 of the Lease related to insurance and lien releases shall apply to such construction. Tenant's contractor will comply with reasonable construction rules made by Landlord and will coordinate its work with any other work being undertaken at the Building. The Tenant

Improvements will be constructed in accordance with Tenant's Documents. Tenant diligently will pursue the demolition of the existing tenant improvements (as may be necessary) and the construction of the Tenant Improvements in a lien free, good and workmanlike manner in accordance with generally accepted construction practices until all of the work has been completed.

        3.7 Access/Landlord's Approval. Landlord will be entitled (but will not be obligated) to inspect the Tenant Improvements for the Premises under construction and upon completion, at reasonable times and intervals, for the purpose of determining that the work is being constructed in accordance with Tenant's Documents and the provisions of this Lease. No approval by Landlord or Landlord's architect or engineer of any drawings, plans or specifications which are prepared in connection with construction of improvements in the Premises will constitute a representation or warranty by Landlord as to the adequacy or sufficiency of such drawings, plans or specifications, or the improvements to which they relate, for any use, purpose or condition, but such approval will merely be the consent of Landlord to the construction or installation of improvements in the Premises according to such drawings, plans or specifications.

                                    Exhibit C

                               555 ANTON BOULEVARD
                         OCCUPANCY ESTOPPEL CERTIFICATE

        This Occupancy Estoppel Certificate ("Certificate") is given by _____________________ ("Tenant") to AGL Investments No. 5 Limited Partnership ("Landlord"), with respect to that certain Lease Agreement dated _____________, 19___ ("Lease"), under which Tenant has leased from Landlord certain premises consisting of the entire twelfth floor of the Building and a portion of the eleventh floor of the Building for a total of 30,128 rentable square feet ("Premises") in 555 Anton Boulevard, Costa Mesa, California ("Building").

        In consideration of the mutual covenants and agreements stated in the Lease, and intending that this Certificate may be relied upon by Landlord and any prospective purchaser or present or prospective mortgagee, deed of trust beneficiary or ground lessor of all or a portion of the Building, Tenant certifies as follows:

        1. Except for those terms expressly defined in this Certificate, all initially capitalized terms will have the meanings stated for such terms in the Lease.

        2. Landlord first delivered possession of the Premises to Tenant (either for occupancy by Tenant or for the commencement of construction by Tenant) on _________________, 19___.

        3. Tenant moved into the Premises (or otherwise first occupied the Premises for Tenant's business purposes on _________________, 19___.

        4. The Commencement Date occurred on ____________________, 19___, and the Expiration Date will occur on ____________________, 19__.

        5. Tenant's obligation to make monthly payments of Base Rent under the Lease began (or will begin) on _______________________, 19___.

        6. Tenant's obligation to make monthly estimated payments of Additional Rent under the Lease began (or will begin) on ___________________, 19___.

                                            TENANT:

                                            ____________________________________

                                            ____________________________________

                                     By:    ____________________________________

                           Printed Name:    ____________________________________

                                  Title:    ____________________________________

                                    Exhibit D

                               555 ANTON BOULEVARD
                              OFFICE BUILDING LEASE

                              Rules and Regulations

                                (Revised Jan 97)

        1. (Purpose). The purpose of these Rules and Regulations is to ensure that the Building remains a first-class operation, by adopting a workable code of regulations protecting both AGL Investments No. 5 Limited Partnership as "Landlord" and each tenant of the Building as "Tenant", with the goal of creating a harmonious atmosphere of high professional competence in the Building. These Rules and Regulations have been revised as of the date set forth above, pursuant to Landlord's rights reserved in its lease agreement with each Tenant. Landlord agrees that these rules and regulations (a) shall be enforced consistently and in non-discriminatory manner against all Tenants in the Building, (b) shall not increase Tenant's cost of doing business at the Premises, and (c) to the extent any of these rules and regulations conflict with the terms of the Lease, the Lease shall control.

        2. (Building Hours). The Building hours of operation (excluding holidays) are:

                   8:00 A.M. to 6:00 P.M. - Monday through Friday
                   8:00 A.M. to 12:00 P.M. - Saturday

        3. (Keys). Landlord agrees to furnish Tenant two (2) keys without charge. Additional keys will be furnished at a nominal charge. Tenant shall not change locks or install additional locks on doors without the prior written consent of Landlord. Tenant shall not make or cause to be made duplicates of keys procured from Landlord without the prior written approval of Landlord. All keys to the Premises shall be surrendered to Landlord upon termination of this Lease.

        4. (Directory). Subject to Section 21.2 of the Lease, the directory board at the entrance to the Building is provided for the exclusive display of the name and location in the building of each tenant, and Landlord reserves the right to exclude any other name therefrom, and to make a charge reflective only to Landlord's actual cost for each and every name in addition to the name of Tenant, placed on the directory board.

        5. (Materials Move-in/Move-out). Movement in or out of the Building or Premises of furniture or office supplies and equipment, or dispatch or receipt by Tenant of any merchandise or materials which requires use of elevators or stairways, or movement through the Building entrances or lobby, shall be restricted to hours designated by Landlord. All such movement shall be under supervision of Landlord and carried out in the manner agreed between Tenant and Landlord by pre-arrangement before performance. Such pre-arrangement will include determination by Landlord of time, method, and routine of movement and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building or Premises. Tenant assumes, and shall indemnify Landlord and Landlord's Representative against, all risks and claims of damage to persons and properties arising in connection with any said movement.

        6. (Cart Usage). Tenant shall not use in any space, Common Areas, or other areas of the Building, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by Tenant into the Building or kept in or about the Premises without the prior written approval of Landlord.

        7. (Blocking Areas). None of the parking, plaza, recreation or lawn areas, entries, passages, doors, elevators, hallways or stairway shall be blocked or obstructed or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas or such areas used by Tenant's agents, employees or invitees at any time for purposes inconsistent with their designation by Landlord.

        8. (Lost/Stolen Property). Landlord will not be responsible for lost or stolen merchandise, trade fixtures, furniture, furnishings, personal property, equipment, money or jewelry from the Premises or the Building regardless of whether such loss occurs when the area is locked against entry or not.

        9. (Loitering). Tenant and Tenant's employees shall not loiter in the entrance or corridors of the Building, or in any way obstruct the sidewalks, halls, stairways and elevators, and shall use the same only as a means of passage to and from their respective offices.

        10. (Machinery Installation). Tenant shall not install or use any machinery in the Premises which may cause any unreasonable noise, jar or tremor to the floors or walls, or which by its weight might injure the floors of the building, which in all cases shall stand on a wood or metal base of size and type designated by Landlord. All damage to the Building caused by installing or removing any safe, furniture, equipment or other property shall be repaired at the expense of Tenant.

        11. (Closed/Locked Doors). Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Premises, and must observe strict care and caution that all water faucets or water apparatus are shut off before Tenant or Tenant's employees leave, and that all electricity shall likewise be carefully shut off, so as to prevent waste or damage, and (subject to the Lease) for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord.

        12. (Entrance/Exit Doors). Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during hours Landlord may reasonably deem advisable for the adequate protection of the property. Except to those having keys to the Building and Tenants' employees and invitees, use of the Building before 7:00 a.m. or after 6:00 p.m., on Monday through

Friday, or at any time during Saturdays, Sundays or legal holidays, shall be permissive and subject to the rules and regulations Landlord may reasonably prescribe. Landlord assumes no responsibility and shall not be liable for any damage resulting from the entry of any authorized or unauthorized person in the Building unless caused by the gross negligence or willful misconduct of Landlord.

        13. (Elevator Stoppage). Landlord and Landlord's Representative shall not be liable for any damages from the stoppage of elevators for unavoidable repairs or improvements in connection with the elevator service.

        14. (Floor Covering). Except as provided in Exhibit B and elsewhere in the Lease, Tenant shall not lay floor covering within the Premises without written approval of Landlord. The use of cement or other similar adhesive materials not easily removed with water is expressly prohibited.

        15. (Window Covering). Except as provided in Exhibit B and elsewhere in the Lease, Tenant shall not install blinds, shades, awnings or other form of inside or outside window covering, or window ventilators or similar devices without the prior written consent of Landlord.

        16. (Construction/Installation). Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service on or to the Premises for Tenant to Landlord for identification before performance of any contractual service. Tenant's contractors and installation technicians shall comply with Landlord's rules and regulations pertaining to construction and installation only if attached to this Lease. This provision shall apply to all work performed on or about the Premises, including installation of telephones, telegraph equipment, electrical services and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings and equipment or any other physical portion of the Premises or the Building.

        17. (License/Permits). If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant, before occupying the Premises, shall procure and maintain such license or permit and submit it for Landlord's inspection. Tenant shall at all times comply with the terms of any such license or permit.

        18. (Thermostats). Tenant shall not tamper with or attempt to adjust temperature control thermostats in the Premises. Landlord shall make adjustments in thermostats on call from Tenant.

        19. (Soliciting). Tenant shall not disturb, solicit or canvass any occupant of the Building and shall cooperate to prevent same.

        20. (Auctions). Tenant shall not conduct any auction on the Premises.

        21. (Sale of Merchandise). Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale from the Premises of, or use or permit the use of any sidewalk or mail area adjacent to the Premises for the sale of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for manufacturing of any kind, or for any business or activity other than that specifically provided for in Tenant's lease.

        22. (Advertising). Landlord shall have the right to prohibit any advertising by any agent which in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a Building for offices, and upon written notice from Landlord, such Tenant shall refrain from or discontinue such advertising.

        23. (Vending Machines). Vending machines may not be installed, maintained or operated in the Premises without Landlord's prior consent, which shall not be unreasonably withheld or delayed.

        24. (Accidents/Defects). Tenant shall give Landlord prompt notice of any accidents to or defects in the water pipes, gas pipes, electric lights and fixtures, heating apparatus or any other service equipment.

        25. (Plumbing). The water closets, urinals and other plumbing shall be used for the purpose for which they were constructed and no rubbish, newspapers or other substances of any kind shall be thrown in them.

        26. (Cooking). No cooking shall be done or permitted by Tenant on the Premises, except in areas specifically designed for the purpose, without the consent of Landlord, nor shall the Premises be used for storage of merchandise, for washing clothes, for lodging, or for any unreasonable purposes.

        27. (Heating/Air Conditioning). Tenant shall not use or keep in the Premises or the building any kerosene, gasoline or flammable or combustible fluid or material, or use any method of heating or air conditioning other than that permitted or approved, which approval will not be unreasonably withheld.

        28. (Foul Odors/Noise). Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein.

        29. (Musical Instruments). Tenant and Tenant's agents and employees shall not play any musical instrument, including radio and television, in a loud or objectionable manner, or make or permit any improper noises in the Building, or unreasonably interfere in any way with other tenants or those having business with them.

        30. (Employees of Landlord). Employees of Landlord shall not receive or carry messages for or to any Tenant or other person or contract with or render free or paid services to any Tenant or to any of Tenant's agents, employees or invitees.

        31. (Sleeping/Lodging). Tenant shall not at any time occupy any part of the Leased Premises as sleeping or lodging quarters.

        32. (Animals). No dogs, cats, fowl, or other animals shall be brought into or kept in or about the Premises or the Property, provided, however, if Tenant is visually disabled, Tenant may request Landlord's written permission to allow for a guide dog in the Premises.

        33. (Intoxication/Drug Use). Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of the Lessor, is intoxicated or under the influence of liquor or drugs, or who shall do any act in violation of the rules and regulations of the Building.

        34. (Long-term Parking). All parking authorized by Article 19 of the Lease shall be for the personal transportation to and from the Building of Tenant and its employees, and not for long-term (i.e., for more than forty-eight hours) storage of automobiles or for short or long term storage of boats, trailers, recreational vehicles, motorcycles or other vehicles or equipment.

        35. (Furnishing of Auto License Numbers/Vehicles in State of Disrepair). Tenant shall furnish Landlord with state automobile license numbers of vehicles and its employees' vehicles within five (5) days after taking possession of the Premises and shall notify Landlord of any changes within five (5) days after such change occurs. Tenant shall not leave any vehicle in a state of disrepair (including without limitation, flat tires, out of date inspection stickers or license plates) on or around any area of the Building or Land. If Tenant or its employees, agents or invitees leave any vehicle in a state of disrepair, Landlord, after giving written notice to Tenant of such violation, shall have the right to remove such vehicles at Tenant's expense.

        36. (Parking Rules and Regulations). Parking in a parking garage or area shall be in compliance with all parking rules and regulations including any sticker or other identification system established by Landlord. Failure to observe the rules and regulations shall terminate the rights of Tenant's employee who violated the rules to use the parking garage or area, and subject the vehicle in violation of the parking rules and regulations to removal and impoundment which shall not create any liability of Landlord or be deemed to interfere with Tenant's right to possession of the Premises. Vehicles must be parked entirely within the stall lines and all directional signs, arrows and posted speed limits must be observed. Parking is prohibited in areas not striped for parking, in aisles, where "No Parking" signs are posted, on ramps, in cross hatched areas, and in other areas as may be designated by Landlord. Parking stickers or other forms of identification supplied by Landlord shall remain the property of Landlord and not the property of Tenant and are not transferable. Every person is required to park and lock his vehicle. All responsibility for damage to vehicles or persons is assumed by the owner of the vehicle or its driver.

        37. (Designated Smoking Areas). The smoking of cigarettes, cigars, pipes, etc. is STRICTLY PROHIBITED anywhere in the interior of the Building including the Parking Garage. The ONLY DESIGNATED SMOKING AREA SHALL BE IN A LOCATION DESIGNATED BY LANDLORD IN WRITING TO TENANT FROM TIME TO TIME. LANDLORD AGREES TO MAINTAIN A DEDICATED SMOKING AREA, SUBJECT TO APPLICABLE LAWS.

        38. (Property Standards). Landlord desires to maintain in the Building the highest standard of dignity and good taste consistent with the comfort and convenience for Tenants. Any action or condition not meeting this high standard should be reported directly to Landlord. Your cooperation will be mutually beneficial and sincerely appreciated. Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary, for the safety, care and cleanliness of the Premises and for the preservation of good order therein.

                                    Exhibit E

                               555 ANTON BOULEVARD
                                   LEASE RIDER

        1. The following new Sections 27 through 31 are added to the end of the
Lease:

        27. RENEWAL OPTION.

        27.1 RENEWAL OPTION. Subject to the terms and provisions of this Section 27, Tenant, at its option, may extend the Term of this Lease for one (1) period of sixty (60) months at the end of the initial Term (the "Renewal Term"). To exercise such option, Tenant must deliver notice of the exercise thereof (the "Renewal Notice") to Landlord no earlier than eighteen (18) months, and no later than twelve (12) months, prior to the expiration of the initial Term. During the Renewal Term, all of the terms and provisions of this Lease will apply, except that (a) after the Renewal Term there will be no further right of renewal; (b) the Base Year will be changed to the calendar year during which the applicable Renewal Term will commence; and (c) the Base Rent during the Renewal Term will be payable at a rate per square foot of rentable area of the Premises per year equal to ninety-five percent (95%) of the prevailing market rate then offered for comparable non-sublease, non-equity space in comparable buildings in the Costa Mesa area and for a comparable term taking into consideration any tenant improvement allowances, commissions and other concessions Landlord is then offering (or the lack thereof) contained in such comparable transaction (the "Renewal Rental Rate"). During the thirty (30) days after Tenant delivers its Renewal Notice, the parties shall negotiate in good faith the Renewal Rental Rate at which Base Rent will be payable during the Renewal Term ("Negotiation Period") and if the parties cannot agree on a Renewal Rental Rate during the Negotiation Period, then the Renewal Rental Rate shall be determined pursuant to
Section 27.2 below; provided that in no event shall the Renewal Rental Rate be less than the Rent in effect under this Lease immediately prior to the commencement of the Renewal Term.

        27.2 DETERMINATION OF RENEWAL RENTAL RATE. Each party within ten (10) business days after the end of the Negotiation Period shall be required to submit in writing to the other party a statement ("Renewal Rent Proposal") containing the following: (A) the amount of the Renewal Rental Rate the submitting party believes to be correct, together with a written summary of the methods used and data collected to make such determination; (B) a proposal setting forth each of the following components: (1) initial Base Rent, (2) any rental escalations during the Renewal Term; and (C) the name of the licensed commercial real estate broker who shall have at least five (5) years current leasing experience in office buildings in Costa Mesa, California appointed by the submitting party. If either party fails to submit such a Renewal Rent Proposal, or if either party fails to designate its appointed broker in its Renewal Rent Proposal, within such time period, the other party's submitted proposal shall determine the Renewal Rental

Rate, and the initial Base Rent and rental escalations, to be applicable during the Renewal Term. If both parties submit Renewal Rent Proposals, then the Renewal Rental Rate, and the initial Base Rent and rental escalations, to be applicable during the Renewal Term, shall be determined according to the following procedure:

                (a) The two brokers set forth in the parties Renewal Rent Proposals shall within ten (10) business days after the end of the time period to submit the Renewal Rent Proposals agree upon and appoint a third broker who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two brokers. The three brokers shall within ten (10) business days after the appointment of the third broker reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Renewal Rental Rate, and shall notify Landlord and Tenant thereof. The decision of the majority of the three brokers shall be binding upon Landlord and Tenant. If the two brokers fail to agree upon and appoint a third broker, then upon the application of either party, the third broker shall be designated by the presiding judge of the Superior Court for Orange County, California. The cost of the third broker shall be split equally by Landlord and Tenant, and Landlord and Tenant shall each be responsible for the fees and costs of the broker which it appoints. If the Renewal Rental Rate shall not have been determined by the commencement date of the applicable Renewal Term, then until it is determined, Tenant shall pay Base Rent when due during such Renewal Term using Landlord's proposed Renewal Rental Rate, and when the actual adjusted Renewal Rental Rate is determined, Tenant shall pay to Landlord any additional rent due for the months which have elapsed in the Renewal Term, or Landlord shall credit any excess payment for the elapsed months to the next Base Rent becoming due.

        27.3 LIMITATIONS ON TENANT'S RIGHTS. Tenant will have no right to extend the Term, and Tenant's Renewal Notice will be ineffective, if a Default exists, or circumstances exist with the passage of time or the giving of notice could ripen into a Default, at the time the Renewal Notice is given or at the time of the Renewal Term is scheduled to commence. Any termination of this Lease terminates all rights under this Section 27. Tenant's right to extend the Term under this Section 27 is personal to the original Tenant and may be exercised only by the original Tenant. Any assignment or subletting by Tenant of this Lease whereby Tenant does not continue to occupy at least one (1) full floor of the Premises (even if such assignment or subletting does not require the consent of Landlord or is approved by Landlord) terminates Tenant's rights with respect to the Renewal Term, unless Landlord consents to the contrary in writing at the time of such assignment or subletting, or unless such assignment or subletting is to a Permitted Transferee under this Lease.

        28. RIGHT TO LEASE AND RIGHT OF FIRST REFUSAL. Provided Tenant is not in Default, and that no circumstances exist which with the passage of time or the giving of notice could ripen into a Default, Tenant shall have a continuing right to lease and right of first refusal to lease any additional space available on the eleventh floor of the Building ("Right of First Refusal Space"). Landlord shall notify Tenant in writing when Landlord has received a bonafide offer to lease all or a portion of the Right of First Refusal Space from a third party which is acceptable to Landlord setting forth all of the material terms and conditions of the bonafide offer ("Landlord's Notice"). If Tenant wishes to exercise Tenant's right of first refusal with respect to the space described in Landlord's Notice, then within ten (10) business days after delivery of the Landlord's Notice to Tenant, Tenant shall deliver written notice to Landlord of Tenant's election to exercise the right of first refusal. If Tenant does not deliver such notice in the time period required, Tenant's rights to such space under this Section 28 shall expire unless (i) Landlord thereafter fails to lease such space to the tenant who delivered the bonafide offer within 180 days, or (ii) such space again becomes available for lease, in either of which cases Tenant's rights hereunder shall renew. In addition, Tenant shall have the right at any time prior to Landlord's delivery of a bonafide offer to deliver to Landlord written notice that Tenant elects to lease the First Refusal Space in accordance with the terms set forth herein. If Tenant exercises its right to lease or right of first refusal, Tenant shall lease the Right of First Refusal Space on the same terms and conditions as then applicable under this Lease, including without limitation, the term therefor will be coterminous with the expiration of the initial Term, or the Renewal Term, if exercised; provided that, the rates and percentages applicable to Base Rent and Additional Rent shall be adjusted to reflect the increase in rentable square feet and the Landlord's Allowance shall be adjusted to reflect any reduced term and, if there are less than thirty-six
(36) months remaining in the initial Term or the Renewal Term, if exercised, the term for such space shall be the same as set forth in the Landlord's Notice. If Tenant elects to lease such space, then Landlord and Tenant shall enter into an amendment to this Lease to reflect the addition of the Right of First Refusal Space to the Premises. Any termination of this Lease terminates all rights under this Section 28. Tenant's rights under this Section 28 are personal to the original Tenant and may be exercised only by the original Tenant while occupying all of the Premises. Any assignment or subletting by Tenant of this Lease or of all or a portion of the Premises (even if such assignment or subletting does not require the consent of Landlord or is approved by Landlord) terminates Tenant's rights under this Section 28, unless Landlord consents to the contrary in writing at the time of such subletting or assignment, or unless such assignment or subletting is to a Permitted Transferee under this Lease.

        29. RELOCATION ALLOWANCE. Landlord shall pay to Tenant, upon Tenant's occupancy of the Premises and Tenant's payment of the Security Deposit and the first month's Base Rent, an amount equal to One Hundred Thousand Dollars ($100,000) as reimbursement for Tenant's costs paid or payable to third parties for moving and installing Tenant's furniture, equipment, and personal property into the Premises and other costs of moving such as subleasing costs and reprinting stationery with Tenant's new location.

        30. HELIPAD ACCESS. Landlord and Tenant shall enter into a helipad access agreement substantially in the form of Exhibit F, granting Tenant non-exclusive access to the helipad located at the Building ("Helipad Access Agreement"). Any termination of this Lease terminates all rights under this
Section 30. Tenant's rights under this Section 30 are personal to the original Tenant and may be exercised only by the original Tenant while occupying at least one contiguous, full floor of the Premises. Any assignment or subletting by Tenant of this Lease or of all or a portion of the Premises (even if such assignment or subletting does not require the consent of Landlord or is approved by Landlord) terminates Tenant's rights under this Section 30, unless Landlord consents to the contrary in writing at the time of such subletting or assignment, or unless such assignment or subletting is to a Permitted Transferee under this Lease. Any Default under this Lease shall be considered a default under the terms of the Helipad Access Agreement and any default under the terms of the Helipad Access Agreement shall be considered a Default under the terms of this Lease.

        31. TENANT'S SECURITY SYSTEM. Tenant may, at Tenant's sole cost and expense

(provided that such costs may be paid out of Landlord's Allowance), install and maintain in the Premises a security system. The security system and its location shall be approved by Landlord in writing prior to installation. Prior to installation of the security system, Tenant shall provide to Landlord a written description of the security system, which shall be in detail reasonably satisfactory to Landlord. Upon installation of the security system, Tenant shall provide Landlord with a bypass key for the security system. Tenant shall be solely responsible for any damage to or loss of the security system. Tenant, at its expense, shall remove the security system prior to the termination date of this Lease and repair any and all damage caused in connection with such removal.

        32. TELECOMMUNICATIONS.

        32.1 TELECOMMUNICATION RIGHTS. Landlord agrees that Tenant shall have the right to select and utilize telecommunications and data carriers (the "Carrier(s)") of its choice with respect to the Premises, subject to Landlord's prior approval of such Carrier(s) which shall not be unreasonably withheld or delayed, subject however to the provisions of this Article 32. Landlord agrees and Tenant acknowledges that: (i) Landlord shall grant any Landlord approved Carrier selected by Tenant a license (the "Carrier License") for a term which is consistent with the Term (subject to earlier termination as provided therein) to install, operate, maintain, repair and replace cables and associated equipment, provided that the license agreement is in a form acceptable to Landlord in its reasonable discretion; (ii) Landlord shall provide such approved Carriers reasonable access to vertical and horizontal shafts to enable Carriers to provide Carriers' public utility telecommunication services to the Premises,
(iii) the Carrier License shall not constitute an exclusive right to Tenant or Tenant's Carriers or vendors, and Landlord reserves the right to grant, renew or extend similar licenses to other carriers at Landlord's sole discretion; and
(iv) nothing contained herein shall be construed as granting Carriers or Tenant any property or ownership rights in the Building or Project or to create a partnership or joint venture between or among Landlord, Carriers or Tenant. Landlord shall have the right to review and approve Carriers submitted by Tenant pursuant to Section 32.2 below and the rights of the Carriers shall be limited to providing fiber optics to the Premises.

        32.2 LANDLORD'S REVIEW AND APPROVAL OF PROPOSED CARRIERS. As provided in
Section 32.1 above, Landlord shall have the right of prior approval with respect to any Carriers proposed by Tenant, which approval shall be subject to any reasonable conditions and standards as determined by Landlord, with Landlord and Tenant agreeing and acknowledging that it shall be reasonable for Landlord to refuse to give its approval of any Carrier for the following reasons (which are not exclusive): (i) Landlord is required in connection with such approval to incur expenses or costs relating thereto which are not fully paid for or reimbursed by Carriers or Tenant; (ii) the Carrier refuses to supply to Landlord any written indemnities, insurance, financial statements, or other information as required by the Carrier License; (iii) the Carrier will not agree to abide by any rules and regulations, building and other codes, or other requirements as reasonably imposed by Landlord; (iv) the Carrier will not agree to any Landlord requirements regarding the use of existing Building conduits, and pipes or the use of Building contractors or subcontractors as required by Landlord; or (v) the Carrier refuses to execute the form of a Carrier License attached as Exhibit K together with any reasonable modifications required by Landlord. The provisions of this Section may be enforced solely by Tenant and Landlord, and are not for the benefit of and no other party shall claim the benefit of these provisions including, but not limited to, any proposed Carrier, and any such proposed Carrier shall not be deemed a third party beneficiary of this Lease or this Section for any reason.

        33. ROOF RIGHTS. Provided Tenant is not in Default under the terms of this Lease, Tenant is hereby granted a non-exclusive license to install and maintain on the roof of the Building in an area not exceeding 250 square feet, at Tenant's sole cost and expense, two (2) antenna(e) and related equipment and/or one back-up generator and related equipment (collectively, the "Equipment") on the terms and conditions set forth herein. Prior to the installation of the Equipment on the roof, Tenant shall provide in writing to Landlord the Equipment specifications, including the total square footage, location, and design of the Equipment for approval by Landlord, in Landlord's sole and absolute discretion. If required by Landlord, the Equipment, at Tenant's cost and expense, shall be screened with a material similar to the exterior of the Building so as to cause the screening to appear to be part of the Building. If any repairs or replacement of the roof or other materials on the roof are required, Tenant shall pay the cost and expense for Landlord to remove or relocate the Equipment for such reasonable time as may be necessary for Landlord and its contractors and agents to conduct such repair or replacement. Tenant shall be solely responsible for any damage to or loss of the Equipment and shall carry loss and casualty insurance with full replacement value coverage. Landlord, at its option, shall remove or require Tenant to remove the Equipment upon the termination of this Lease, and Tenant shall promptly reimburse Landlord for the cost and expense to repair any and all damage caused to the Building in connection with such removal. Tenant shall not be entitled to modify or add to the Equipment without Landlord's prior written consent. The placement of the Equipment shall not interfere with any existing facilities, including but not limited to existing equipment of other tenants of the Building, located in or on the roof of the Building. Tenant shall be responsible for obtaining (prior to installation of the Equipment) any and all permits or licenses that may be required by any governmental authorities in connection with the Equipment. Tenant acknowledges that Landlord and its agents, employees, contractors and consultants shall retain reasonable access rights to the roof of the Building through the corridors and stairwells located within or adjacent to the Premises for purposes related to the operation, maintenance or repair of the Building or equipment used in connection therewith.

        34. YEAR 2000 COMPLIANCE. Landlord warrants that the Premises, the Building and all Building related operating systems, including but not limited to elevators, escalators, HVAC systems, Building access and security systems, and other similar systems and devices, comply with the Year 2000 Compliance Standards. For purposes of this Lease, "Year 2000 Compliance Standards" shall mean (i) all dates receivable by software or microprocessors will accept a century and millennium indicator; (ii) date calculations involving either a single century or millennium will neither cause an abnormal ending nor generate incorrect results; and (iii) when sorting by date, all records will be sorted in accurate sequence, and when the date is used as a key, records will be read and written in accurate sequence. To the extent Landlord's failure to comply with the requirements of this Section causes the Premises to be untenantable, Tenant shall be entitled to an equitable abatement of Rent and such other rights as are provided above in Section 5.3 regarding interruptions in services.

        35. ADDITIONAL PROVISIONS.

                (a) Tenant shall have use of the loading dock in common with other tenants. Landlord shall provide loading dock service during Tenant's construction of the Tenant Improvements and initial move into the Premises, without any charge or fee.

                (b) Access to the Premises, Common Areas and parking areas shall be provided on a 24-hour 7 days per week basis.

                (c) Landlord will use commercially reasonable efforts to investigate and remedy any legitimate complaints by Tenant regarding the Building's air quality, provided that the items complained of are not caused by Tenant or related to the Leasehold Improvements.

                (d) Any consents or approvals to be given by a party hereto shall not be unreasonably withheld unless another standard for giving or withholding such consent or approval is specifically set forth herein as to such consent or approval.

                (e) Tenant acknowledges and agrees that the Lease and all of Tenant's obligations thereunder are subject and subordinate to the terms of that certain Ground Lease dated May 9, 1978, as amended from time to time, as referenced in a Preliminary Report dated as of April 16, 1999, issued by First American Title Insurance Company, as well as all other exceptions set forth in said Preliminary Report, copies of all of which have been provided to Tenant for its review.

                (f) The submittal of all matters to arbitration in accordance with the provisions of this Section is the sole and exclusive method, means and procedure to resolve any and all claims, disputes or disagreements arising under this Lease, including, but not limited to any matter relating to the disbursement of Landlord's allowance or Landlord's failure to approve an assignment, sublease or other transfer of Tenant's interest in the Lease under this Lease, any other defaults by Landlord or Tenant, except for (i) all claims by either party which
        (a) seek anything other than enforcement of rights under this Lease, or
        (b) are primarily founded upon matters of fraud, willful misconduct, bad faith or any other allegations of tortious action, and seek the award of punitive or exemplary damages, (ii) claims relating to Landlord's exercise of any unlawful detainer rights pursuant to California law or rights or remedies used by Landlord to gain possession of the Premises or terminate Tenant's right of possession to the Premises (including any defenses or counterclaims of Tenant thereto), and (iii) claims for specific performance of any obligations under this Lease which disputes shall be resolved by suit filed in the Superior Court of Orange County, California, the decision of which court shall be subject to appeal pursuant to applicable law. The parties hereby irrevocably waive any and all rights to the contrary and shall at all times conduct themselves in strict, full, complete and timely accordance with the provisions of this Section and all attempts to circumvent the provisions of this Section be absolutely null and void and of no force or effect whatsoever. As to any matter submitted to arbitration (except with respect to the payment of money or pursuant to preceding clause (iii) to determine whether a matter would, with the passage of time, constitute a default, such passage of time shall not commence to run until any such affirmative arbitrated determination, as long as it is simultaneously determined in such arbitration that the challenge of such matter would, with the passage of time, constitute a default, such passage of time shall not commence to run in the event that the party which is obligated to make the payment does in fact make the payment to the other party. Such payment can be made "under protest," which shall occur when such payment is accompanied by a good faith notice stating the reasons that the party has elected to make a payment under protest. Such protest will be deemed waived unless the subject matter identified in the protest is submitted to arbitration as set forth in this Section.

                Any dispute to be arbitrated pursuant to the provisions of this Section shall be determined by binding arbitration before a retired judge of the Superior Court of the State of California (the "Arbitrator") under the auspices of Judicial Arbitration & Mediation Services, Inc. ("JAMS"). Such arbitration shall be initiated by the parties or either of them, within ten (10) days after either party sends written notice (the "Arbitration Notice") of a demand to arbitrate to the other party and to JAMS. The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought. The parties may agree on a retired judge from the JAMS panel. If they are unable to agree within five (5) days after initiating the Arbitration, either party may direct JAMS to immediately provide a list of three available judges and each party may strike one (the strike list must be returned to JAMS within 3 days after receipt thereof, failing which either party may direct JAMS to immediately select the Arbitrator from the remaining judge (or if there are two, from the remaining two judges)). The remaining judge (or if there are two, the one selected by JAMS) will serve as the Arbitrator. In the event that JAMS shall no longer exist or if JAMS fails or refuses to accept submission of such dispute, then the dispute shall be resolved by binding arbitration before the American Arbitration Association ("AAA") under the AAA's commercial arbitration rules then in effect.

                The Arbitrator shall schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, narrow the issues and provide a schedule for the Arbitration. The parties will submit proposed discovery schedules to the Arbitrator at the pre-hearing conference. The scope and duration of discovery will be within the sole discretion of the Arbitrator. The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties and third-party witnesses. This discretion shall be exercised in favor of discovery reasonable under the circumstances.

                The arbitration shall be conducted in Orange County, California. Any party may be represented by counsel or other authorized representative. In rendering a decision(s), the Arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural laws of the State of California and the provisions of this Lease. The Arbitrator's decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The Arbitrator may make any determination, and/or grant any remedy or relief (an "Arbitration Award") that is just and equitable. The decision must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the decision as to each of the principal controverted issues. The decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the Superior Court of the State of California, subject only to challenge on the grounds set forth in the California Code of Civil Procedure Section 1286.2. The validity and enforceability of the Arbitrator's decision is to be determined exclusively by the California courts pursuant to the provisions of this Lease. The Arbitrator shall award costs, including without limitation attorneys' fees, and expert and witness costs, to the prevailing party as defined in California Code of Civil Procedure Section 1032 ("Prevailing Party"), if any, as determined by the Arbitrator in his discretion. The Arbitrator's fees and costs shall be paid by the non-prevailing party as determined by the Arbitrator in his discretion. A party shall be determined by the Arbitrator to be the prevailing party if its proposal for the resolution of dispute is the closer to that adopted by the Arbitrator.

                During the pendency of any arbitration or other proceedings, Tenant shall continue to pay all Rent and perform all obligations on its part to be performed under this Lease.

                                    Exhibit F

                               555 ANTON BOULEVARD
                            HELIPAD ACCESS AGREEMENT

                                    Exhibit G

                               555 ANTON BOULEVARD
                             CLEANING SPECIFICATIONS

                                    Exhibit H

                               555 ANTON BOULEVARD
                                BUILDING SIGNAGE

                                    Exhibit I

                               555 ANTON BOULEVARD
                       TENANT'S CORPORATE GRAPHICS & LOGO

                                    Exhibit J

                               555 ANTON BOULEVARD
                              TENANT'S COMPETITORS

The following is a list of competitors:

1.      Ticketmaster, Inc.

2.      Ticketmaster, Group Inc.

3.      Ticketmaster, Online-City Search Inc.

4.      SFX Entertainment, Inc.

5.      USA Networks, Inc.

6.      ETM Entertainment Network, Inc.

7.      Paciolon, Inc.

8. Any entity controlled by or under common control with any of the foregoing whose primary business is ticketing sales and/or services (if Landlord has actual (non-imputed) knowledge of such affiliate and its primary business prior to entering into a lease with such entity).

                                    Exhibit K

                               555 ANTON BOULEVARD
                             ASSIGNED PARKING SPACES